UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CRACKER BARREL OLD COUNTRY STORE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

We have enclosed with this letter the proxy statement for our 2012 Annual Meeting (the “Annual Meeting”) of shareholders of Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”).

This year’s Annual Meeting will be held on Thursday, November 15, 2012, at 10:00 a.m. Central Time, at our offices at 305 Hartmann Drive, Lebanon, Tennessee 37087, and you are most welcome to attend. You will find directions to the Annual Meeting on the inside back cover of the accompanying proxy statement.

At the Annual Meeting, you will have an opportunity to vote on the following proposals: (1) the election of ten directors, (2) approval of the Company’s shareholder rights plan, (3) approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement and (4) ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Representatives from Deloitte & Touche LLP will be available at the Annual Meeting, and we will address questions that you may have.

Your vote will be especially important at the Annual Meeting. As you may have heard, Biglari Holdings Inc. and certain affiliated entities (collectively, “Biglari Holdings”) have proposed two alternative director nominees for election at the Annual Meeting: Sardar Biglari, the chairman and chief executive officer of Biglari Holdings, and Philip L. Cooley, the vice chairman of Biglari Holdings.

We strongly urge you (1) to read the accompanying proxy statement carefully and vote FOR the nominees proposed by the Board of Directors and in accordance with the Board’s recommendations on the other proposals by using the enclosed WHITE proxy card and (2) not to return any proxy card sent to you by Biglari Holdings. If you vote using a GOLD proxy card sent to you by Biglari Holdings, you can subsequently revoke it by following the instructions on the WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

We want your vote to be represented at the Annual Meeting. For those of you who plan to visit with us in person at the Annual Meeting, we look forward to seeing you, and please have a safe trip.

Sincerely,

Sandra B. Cochran

President and Chief Executive Officer

October 4, 2012

YOUR VOTE IS IMPORTANT

Please mark, sign and date your WHITE proxy card and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting. If you own shares in a brokerage account, your broker cannot vote your shares on any of the proposals, except for the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, unless you provide voting instructions to your broker. THEREFORE, IT IS VERY IMPORTANT THAT YOU EXERCISE YOUR RIGHT AS A SHAREHOLDER AND VOTE ON ALL PROPOSALS.

305 Hartmann Drive

Lebanon, Tennessee 37087

Notice of Annual Meeting of Shareholders

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE OF MEETING:	November 15, 2012

TIME OF MEETING:	10:00 a.m. Central Time

PLACE OF MEETING:	305 Hartmann Drive Lebanon, Tennessee 37087

ITEMS OF BUSINESS:

(1)    to elect ten directors;

(2)    to approve the Company’s shareholder rights plan;

(3)    to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice;

(4)    to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2013 fiscal year; and

(5)    to conduct other business properly brought before the meeting.

WHO MAY VOTE/ RECORD DATE:	You may vote if you were a shareholder at the close of business on September 21, 2012.

DATE OF MAILING:	This proxy statement and the form of proxy are first being mailed or provided to shareholders on or about October 4, 2012.

YOUR VOTE IS IMPORTANT. The Company cordially invites all shareholders to attend the meeting in person. Whether or not you personally plan to attend, please take a few minutes now to vote by telephone or by Internet by following the instructions on the WHITE proxy card, or to sign, date and return the enclosed WHITE proxy card in the enclosed postage-paid envelope provided. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee. Regardless of the number of Company shares you own, your presence by proxy is helpful to establish a quorum and your vote is important.

Please note that Biglari Holdings Inc. and certain affiliated entities (collectively, “Biglari Holdings”) have nominated two alternative director candidates: Sardar Biglari, the chairman and chief executive officer of Biglari Holdings, and Philip L. Cooley, the vice chairman of Biglari Holdings. Our Board of Directors DOES NOT endorse the election of Biglari Holdings’ nominees. You may receive proxy solicitation materials from Biglari Holdings, including its proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Biglari Holdings or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Biglari Holdings or any other statements that Biglari Holdings may otherwise make.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD NOMINEES USING THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY BIGLARI HOLDINGS.

If you have previously signed a proxy card sent by Biglari Holdings, you have the right to change your vote by telephone or by Internet by following the instructions on the WHITE proxy card, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy card you vote will be counted. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee to change your vote. We urge you to disregard any proxy card sent to you by Biglari Holdings.

By Order of our Board of Directors,

Michael J. Zylstra

Secretary

Lebanon, Tennessee

October 4, 2012

CRACKER BARREL OLD COUNTRY STORE, INC.

305 Hartmann Drive

Lebanon, Tennessee 37087

Telephone: (615) 444-5533

PROXY STATEMENT FOR 2012 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

What is this document?

This document is the proxy statement of Cracker Barrel Old Country Store, Inc. that is being furnished to shareholders in connection with our Annual Meeting of shareholders to be held on Thursday, November 15, 2012 (the “Annual Meeting”). A form of WHITE proxy card also is being furnished with this document.

We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (the “SEC”) encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively. We will refer to Cracker Barrel Old Country Store, Inc. throughout this proxy statement as “we,” “us,” the “Company” or “Cracker Barrel.”

Why am I receiving a proxy statement?

You are receiving this document because you were one of our shareholders at the close of business on September 21, 2012, the record date for our Annual Meeting. We are sending this proxy statement and the form of WHITE proxy card to you in order to solicit your proxy (i.e., your permission) to vote your shares of Cracker Barrel stock upon certain matters at the Annual Meeting. We are required by law to convene an Annual Meeting of our shareholders at which directors are elected. Because our shares are widely held, it would be impractical, if not impossible, for our shareholders to meet physically in sufficient numbers to hold a meeting. Accordingly, proxies are solicited from our shareholders. United States federal securities laws require us to send you this proxy statement and specify the information required to be contained in it.

What does it mean if I receive more than one proxy statement or WHITE proxy card?

If you receive multiple proxy statements or WHITE proxy cards, that may mean that you have more than one account with brokers or our transfer agent. Please vote all of your shares. We also recommend that you contact your broker and our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company (“AST”), which may be contacted at (800) 485-1883.

Since Biglari Holdings has proceeded with its previously announced alternative director nominations and commenced a proxy contest, we will likely conduct multiple mailings prior to the Annual Meeting date to ensure shareholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by the Board of Directors then you should only submit WHITE proxy cards.

What information is available on the Internet?

This proxy statement, our Annual Report on Form 10-K and other financial documents are available free of charge at the SEC’s website, www.sec.gov. Our proxy statement and annual report to shareholders are available at the Investor Relations section of our corporate website, www.crackerbarrel.com.

Are you “householding” for shareholders sharing the same address?

Yes. The SEC’s rules regarding the delivery of proxy materials to shareholders permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is called “householding,” and it can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one set of proxy materials to multiple shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other Cracker Barrel shareholder at your address an individual WHITE proxy voting card. If you would like to receive more than one set of proxy materials, we will promptly send you additional copies upon written or oral request directed to our transfer agent, AST, at toll free (800) 485-1883, or our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087. The same phone number and address may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.

Is there any other information that I should be receiving?

Yes. You should have already received a copy of our 2012 annual report to shareholders, which contains financial and other information about the Company and our most recently completed fiscal year, which ended August 3, 2012. References in this document to a year (e.g., “2012”), unless the context clearly requires otherwise, mean and will be deemed a reference to our fiscal year that ended on the Friday closest to July 31 of that year.

Who pays for the Company’s solicitation of proxies?

We will pay for the entire cost of soliciting proxies on behalf of the Company. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding the Company’s proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by mail, by telephone, via the Internet, press releases or advertisements. Directors and employees will not be paid any additional compensation for soliciting proxies, but MacKenzie Partners, Inc. (“MacKenzie”), our proxy solicitor, will be paid a fee, estimated to be about $250,000, for rendering solicitation services.

MacKenzie expects that approximately 50 of its employees will assist in the solicitation. MacKenzie will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of our common stock.

Our aggregate expenses, including those of MacKenzie, related to our solicitation of proxies in excess of those normally spent for an Annual Meeting as a result of the proxy contest initiated by Biglari Holdings, and excluding salaries and wages of our regular employees, are expected to be approximately $4.5 to $5.0 million, of which the Company estimates it has incurred approximately $1.6 million to date. Annex A sets forth information relating to our director nominees as well as certain of our directors, officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors or director nominees of the Company or because they may be soliciting proxies on our behalf.

An independent inspector of election will receive and tabulate the proxies and certify the results.

Who may attend the Annual Meeting?

The Annual Meeting is open to all of our shareholders. To attend the meeting, you will need to register upon arrival. We also may check for your name on our shareholders’ list and ask you to produce valid identification. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Cracker Barrel shares, it is possible that you will not be admitted to the meeting.

May shareholders ask questions at the Annual Meeting?

Yes. Our officers will be available to respond to shareholder questions at the end of the meeting. In order to give a greater number of shareholders the opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions or requiring questions to be submitted in writing.

What if I have a disability?

If you are disabled and would like to participate in the Annual Meeting, we can provide reasonable assistance. Please send any request for assistance to Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087, Attention: Corporate Secretary, at least two weeks before the meeting.

What is Cracker Barrel Old Country Store, Inc. and where is it located?

We are the owner and operator of the Cracker Barrel Old Country Store® restaurant and retail concept. We operate over 600 Cracker Barrel stores in 42 states through a number of related operating companies. Our corporate headquarters are located at 305 Hartmann Drive, Lebanon, Tennessee 37087. Our telephone number is (615) 444-5533.

Where is Cracker Barrel Old Country Store, Inc. common stock traded?

Our common stock is traded and quoted on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CBRL.”

Who will count the votes cast at the Annual Meeting?

The Board of Directors will appoint an independent inspector of election to serve at the Annual Meeting. The independent inspector of election for the Annual Meeting will determine the number of votes cast by holders of common stock for all matters. Preliminary voting results will be announced at the Annual Meeting, if practicable, and final results will be announced when certified by the independent inspector of election, which we expect will occur within a few business days after the date of the Annual Meeting.

How can I find the voting results of the Annual Meeting?

We will include the voting results in a Current Report on Form 8-K, which we will file with the SEC no later than four business days following the completion of the Annual Meeting. We will amend this filing to include final results if the independent inspector of election has not certified the results when the original Current Report on Form 8-K is filed.

VOTING MATTERS

What am I voting on?

You will be voting on the following matters:

•	the election of ten directors;

•	the approval of the Company’s shareholder rights plan;

•	the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement; and

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2013 fiscal year.

Has the Company been notified that a shareholder intends to propose alternative director nominees at the Annual Meeting?

Yes. Biglari Holdings Inc. and certain affiliated entities (collectively “Biglari Holdings”) has notified the Company of its proposal of two alternative director nominees, Sardar Biglari, the chairman and chief executive officer of Biglari Holdings, and Philip L. Cooley, the vice chairman of Biglari Holdings, for election at the Annual Meeting. Our Board of Directors unanimously recommends a vote FOR each of the Board’s nominees for director on the enclosed WHITE proxy card. The Biglari Holdings nominees have NOT been endorsed by our Board of Directors. We are not responsible for the accuracy of any information provided by or relating to Biglari Holdings or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Biglari Holdings or any other statements that Biglari Holdings may otherwise make.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on September 21, 2012. As of September 21, 2012, there were 23,642,398 shares of our common stock outstanding.

How many votes must be present to hold the Annual Meeting?

In order to lawfully conduct the Annual Meeting, a majority of our outstanding common shares as of September 21, 2012 must be present at the meeting either in person or by proxy. This is called a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by one of the methods described below under the question “How do I vote before the meeting?” Abstentions and “broker non-votes” (as explained below under the question “What is a ‘broker non-vote’?”) also will be counted for purposes of establishing a quorum.

How many votes do I have and can I cumulate my votes?

You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.

May I vote my shares in person at the Annual Meeting?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the meeting in person, however, in order to assist us in tabulating votes at the Annual Meeting, we encourage you to vote by returning your WHITE proxy card or by using the telephone or Internet.

How do I vote before the meeting?

Before the meeting, you may vote your shares in one of the following three ways:

•	by completing, signing and returning the enclosed WHITE proxy card in the postage-paid envelope;

•	by using the telephone (within the United States and Canada) by calling (800) 690-6903; or

•	by using the Internet by visiting the following website: www.proxyvote.com.

Please use only one of the three ways to vote. Please follow the directions on your WHITE proxy card carefully. If you hold shares in the name of a broker, your ability to vote those shares by Internet or telephone depends on the voting procedures used by your broker, as explained below under the question “How do I vote if my broker holds my shares in ‘street name’?” The Tennessee Business Corporation Act provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Internet or telephone voting procedures available to shareholders are valid and consistent with the requirements of applicable law.

How do I vote if my broker holds my shares in “street name”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), your bank or broker will send you a request for directions for voting those shares. Many (but not all) brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. that offers Internet and telephone voting options.

What is a “broker non-vote”?

If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your broker with voting instructions at least ten days before the Annual Meeting and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a “routine” matter under applicable rules. See “How will abstentions and broker non-votes be treated?” and “Will my shares held in street name be voted if I do not provide my proxy?” below. Because Biglari Holdings has initiated a proxy contest, there will be no routine matters at the Annual Meeting.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast either in favor of or against a particular proposal, except in the limited circumstances outlined above.

Will my shares held in street name be voted if I do not provide my proxy?

If your shares are held in street name, your shares might be voted even if you do not provide the brokerage firm with voting instructions. On certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. Because Biglari Holdings has initiated a proxy contest, none of the proposals at the Annual Meeting is considered a routine matter, and, therefore, your shares will not be voted on any matter unless you instruct your brokerage firm to vote in a timely manner.

How will my proxy be voted?

The individuals named on the WHITE proxy card will vote your proxy in the manner you indicate on the WHITE proxy card.

What if I return my WHITE proxy card or vote by Internet or telephone but do not specify my vote?

If you sign and return your WHITE proxy card or complete the Internet or telephone voting procedures but do not specify how you want to vote your shares, we will vote them:

•	FOR the election of each of the ten nominees named in this proxy statement;

•	FOR the approval of the Company’s shareholder rights plan;

•	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2013 fiscal year.

Can I change my mind and revoke my proxy?

Yes. To revoke a proxy given pursuant to this solicitation, you must:

•	sign another proxy with a later date and return it to our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087 at or before the Annual Meeting;

•	provide our Corporate Secretary with a written notice of revocation dated later than the date of the proxy at or before the Annual Meeting;

•	re-vote by using the telephone and calling (800) 690-6903;

•	re-vote by using the Internet and visiting the following website: www.proxyvote.com; or

•	attend the Annual Meeting and vote in person—note that attendance at the Annual Meeting will not revoke a proxy if you do not actually vote at the Annual Meeting.

If you have previously signed a GOLD proxy card sent to you by Biglari Holdings, you may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting by telephone or via the Internet by following the instructions on your WHITE proxy card. Submitting a Biglari Holdings proxy card will revoke votes you have previously made via the Company’s WHITE proxy card.

What vote is required to approve each proposal?

•	Proposal 1: Election of ten directors.

As a result of Biglari Holdings’ intention to propose Sardar Biglari and Philip L. Cooley as alternative director nominees, and assuming these nominees have not been withdrawn by Biglari Holdings on or prior to the tenth day before we mail the Notice of Meeting in this proxy statement to our shareholders, there will be more than ten nominees. This means that the ten candidates receiving the highest number of “FOR” votes will be elected. This number is called a plurality. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee. Broker non-votes will also not be considered to have been voted for any director nominee.

THE ONLY WAY TO SUPPORT ALL TEN OF YOUR BOARD OF DIRECTORS’ NOMINEES IS TO VOTE “FOR” THE BOARD’S NOMINEES ON THE WHITE PROXY CARD. PLEASE DO NOT SIGN OR RETURN BIGLARI HOLDINGS’ GOLD PROXY CARD, EVEN IF YOU VOTE “AGAINST” OR WITHHOLD ON THEIR DIRECTOR NOMINEES. DOING SO MAY CANCEL ANY PREVIOUS VOTE YOU CAST ON THE COMPANY’S WHITE PROXY CARD.

•	Proposal 2: Approval of the Company’s shareholder rights plan.

The Company’s shareholder rights plan will be approved if the number of shares of Company common stock voted “FOR” the proposal exceeds the number of shares of Company common stock voted “AGAINST.” If you vote “ABSTAIN” on this proposal via a properly executed WHITE proxy card, the Internet or telephone, your vote will not be counted as cast “FOR” or “AGAINST” this proposal. Broker non-votes likewise will not be treated as cast “FOR” or “AGAINST” this proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

•	Proposal 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice.

The approval of the compensation of the Company’s named executive officers as described in this proxy statement will be approved if the number of shares of Company common stock voted “FOR” the proposal exceeds the number of shares of Company common stock voted “AGAINST.” If you vote “ABSTAIN” on this proposal via a properly executed WHITE proxy card, the Internet or telephone, your vote will not be counted as cast “FOR” or “AGAINST” this proposal. Broker non-votes likewise will not be treated as cast “FOR” or “AGAINST” this proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

•	Proposal 4: Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2013.

Shareholder ratification of the appointment of our independent registered public accounting firm is not required, but the Board of Directors is submitting the appointment of Deloitte & Touche LLP for ratification in order to obtain the views of our shareholders. This proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. If you submit a properly executed WHITE proxy card or use the Internet or telephone to indicate “ABSTAIN” on this proposal, your vote will not be counted as cast on this proposal. Since Biglari Holdings has initiated a proxy contest, broker non-votes likewise will not be treated as cast on this proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this matter is approved. If the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will reconsider its appointment.

How do you recommend that I vote on these items?

The Board of Directors recommends that you vote:

•	FOR the election of each of the ten director nominees named in this proxy statement;

•	FOR the approval of the Company’s shareholder rights plan;

•	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2013 fiscal year.

What should I do if I receive a proxy card from Biglari Holdings?

Biglari Holdings has proposed Sardar Biglari and Philip L. Cooley as alternative director nominees for election at the Annual Meeting. We expect that you will receive proxy solicitation materials from Biglari Holdings, including an opposition proxy statement and GOLD proxy card. Our Board of Directors unanimously recommends that you disregard it. We are not responsible for the accuracy of any information provided by or relating to Biglari Holdings or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Biglari Holdings or any other statements that Biglari Holdings may otherwise make. If you have already voted using the GOLD proxy card, you have every right to change your vote by executing and returning the enclosed WHITE proxy card or by voting by telephone or via the Internet by following the instructions provided on the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. If you vote against the Biglari Holdings nominees using the GOLD proxy card, your vote will not be counted as a vote for all ten of the Board’s nominees and will result in the revocation of any previous vote you may have cast on the Company’s WHITE proxy card. If you wish to vote pursuant to the recommendation of the Board of Directors, you should disregard any proxy card that you receive other than the WHITE proxy card. If you have any questions or need assistance voting, please call MacKenzie Partners, Inc., our proxy solicitor, at (800) 322-2885.

May other matters be raised at the Annual Meeting; how will the meeting be conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the Annual Meeting other than as indicated in this proxy statement. Under Tennessee law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to us by the shareholders seeking to bring such business before the meeting. If any other item or proposal properly comes before the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.

The Chairman has broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The Chairman is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

BOARD OF DIRECTORS AND COMMITTEES

Directors

The names and biographies of each member of our Board of Directors are set forth in this proxy statement under “PROPOSAL 1: ELECTION OF DIRECTORS,” beginning on page 46 of this proxy statement. Except for Messrs. Dale, Lowery, Jones and Woodhouse, who have informed Cracker Barrel of their decision to retire and not to stand for election, all of the current members of our Board of Directors are nominees for re-election to the Board. None of our retiring directors’ respective decisions are due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Prior to the Annual Meeting, Messrs. Dale, Lowery, Jones and Woodhouse will resign, and the size of our Board of Directors will be set at ten directors by action of our Board of Directors pursuant to our Bylaws.

Board Meetings

Our Board of Directors met 19 times during 2012. Each director attended at least 75% of the aggregate number of meetings of the full Board of Directors that were held during the period he or she was a director during 2012 and all meetings of the committee(s) on which he or she served that were held during the period he or she served on such committee in 2012.

Board Committees

Our Board of Directors has the following standing committees: Audit, Compensation, Nominating and Corporate Governance, Public Responsibility, and Executive. All members of the Audit, Compensation, and Nominating and Corporate Governance committees are independent under the Nasdaq Marketplace Rules and our Corporate Governance Guidelines. Our Board of Directors has adopted a written charter for each of the committees, with the exception of the Executive Committee. Copies of the charters of each of the Audit, Compensation, and Nominating and Corporate Governance committees, as well as our Corporate Governance Guidelines, are posted on our website, www.crackerbarrel.com. Current information regarding all of our standing committees is set forth below.

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2012
AUDIT: Richard J. Dobkin, Chair James W. Bradford Robert V. Dale William W. McCarten

•    Acts as liaison between our Board of Directors and independent auditors

•    Reviews and approves the appointment, performance, independence and compensation of independent auditors

•    Has authority to hire, terminate and approve payments to the independent registered public accounting firm and other committee advisors

•    Responsible for developing procedures to receive information and address complaints regarding our accounting, internal accounting controls or auditing matters

•    Reviews internal accounting controls and systems, including internal audit plan

•    Reviews results of the internal audit plan, the annual audit and related financial reports

•    Reviews quarterly earnings press releases and related financial reports

•    Reviews our significant accounting policies and any changes to those policies

6

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2012

•    Reviews policies and practices with respect to risk assessment and risk management

•    Reviews and pre-approves directors’ and officers’ related-party transactions and annually reviews ongoing arrangements with related parties and potential conflicts of interest

•    Reviews the appointment, performance and termination or replacement of the senior internal audit executive

•    Determines financial expertise and continuing education requirements of members of the committee

COMPENSATION: Coleman H. Peterson, Chair Robert V. Dale Richard J. Dobkin Charles E. Jones, Jr. Andrea M. Weiss

•    Reviews management performance, particularly with respect to annual financial goals

•    Administers compensation plans and reviews and approves salaries, bonuses and equity compensation grants of executive officers

•    Monitors compliance of directors and officers with our stock ownership guidelines

•    Evaluates the risk(s) associated with our compensation plans

•    Selects and engages independent compensation consultants and other committee advisors

•    Reviews, in conjunction with the Nominating and Corporate Governance Committee, a succession plan with the Chairman of the Board and the Chief Executive Officer and provides insights with respect to succession planning to the Nominating and Corporate Governance Committee

		9

NOMINATING AND CORPORATE GOVERNANCE: James W. Bradford, Chair Robert V. Dale William W. McCarten Martha M. Mitchell

•    Identifies and recruits qualified candidates to fill positions on our Board of Directors

•    Considers nominees to our Board of Directors recommended by shareholders in accordance with the nomination procedures set forth in our bylaws

•    Reviews corporate governance policies and makes recommendations to our Board of Directors

•    Reviews and recommends candidates to serve on committees of our Board of Directors

•    Oversees annual performance review of our Board of Directors and the Committees thereof

•    Reviews, on behalf of our Board of Directors, a succession plan with the Chairman of the Board and the Chief Executive Officer and reports to our Board of Directors on that issue

		11

PUBLIC RESPONSIBILITY: Martha M. Mitchell, Chair B.F. “Jack” Lowery Coleman H. Peterson Andrea M. Weiss	• Oversees the identification, evaluation and monitoring of social, legislative, regulatory and public policy issues that affect our business reputation, business activities and performance	2

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2012

•    Monitors our activities as a responsible corporate citizen, and in that role, reviews and makes recommendations with respect to social responsibility and public policy issues as they affect us, our employees, guests, vendors, shareholders and the communities in which we operate

•    Oversees external relations and public affairs activities and the manner in which we conduct our public policy and government relations activities

•    Offers advice and makes recommendations to assist us in responding appropriately to our social responsibilities and the public interest in our affairs

EXECUTIVE: Michael A. Woodhouse, Chair James W. Bradford Sandra B. Cochran Robert V. Dale Richard J. Dobkin Martha M. Mitchell Coleman H. Peterson	• Meets at the call of the Chief Executive Officer or Chairman of the Board • Meets when the timing of certain actions makes it appropriate to convene the committee rather than the entire Board of Directors • May carry out all functions and powers of our Board of Directors subject to certain exceptions under applicable law • Advises senior management regarding actions contemplated by the Company whenever it is not convenient or appropriate to convene the entire Board of Directors	0

In addition to the current directors listed above, during the portion of 2012 from the beginning of our fiscal year until immediately prior to the 2011 annual meeting of shareholders (the “2011 Annual Meeting”), our former directors Robert C. Hilton and Jimmie D. White served on the Audit Committee, and Mr. White served on the Public Responsibility Committee. Our three independent directors that joined the Board in 2011, Messrs. Bradford, Peterson and McCarten, began serving on our standing committees as set forth above following our 2011 Annual Meeting. As part of their process of becoming more familiar with the Company and its business during their initial period of service on our Board of Directors, our three independent directors who joined us since the beginning of 2012, Messrs. Barr, Davenport and Johnson, have been participating in meetings of the various standing committees of the Board of Directors on an informal basis. It is anticipated that the new independent directors will begin formally serving on one or more standing committees of the Board of Directors following the Annual Meeting.

Board Leadership Structure

As a result of our Board of Directors’ ongoing review of the leadership structure of the Board of Directors and the Company’s succession planning process, together with Mr. Woodhouse’s recent announcement of his intent to step down as Executive Chairman, effective November 7, 2012, our Board of Directors determined that the position of Chairman should be held by a non-employee of the Company. Accordingly, the Board of Directors appointed Mr. Bradford as the Company’s Chairman, effective November 7, 2012, upon Mr. Woodhouse’s retirement.

Our Board of Directors regularly considers the appropriate leadership structure for the Company. The Board of Directors has concluded that it is important to retain flexibility in determining whether the same individual should serve as both Chief Executive Officer and Chairman at any given point in time based on what the Board of Directors believes will provide the best leadership structure for the Company at that time, rather than by adhering to a formal standing policy on the subject. This approach allows our Board of Directors to use its considerable experience and knowledge to elect the most qualified director as Chairman, while maintaining the ability to separate the Chairman and Chief Executive Officer roles when appropriate. Accordingly, at different points in time, the Chief Executive

Officer and Chairman roles may be held by the same person. At other times, as currently, they may be held by different individuals. In each instance, the decision on whether to combine or separate the roles is determined by what the Board of Directors believes is in the best interests of our shareholders, based on the circumstances at the time. By way of example, in the event of a departure of either our Chief Executive Officer or Chairman, the Board of Directors could reconsider the leadership structure and whether one individual was then suited to fulfill both roles, based on a candidate’s experience and knowledge of our business and whether the directors considered it in the best interest of the Company to combine the positions.

Our Board of Directors believes that its current leadership structure, with Mr. Woodhouse serving as Executive Chairman until his retirement on November 7, 2012, Mr. Bradford serving as Chairman effective upon Mr. Woodhouse’s retirement, and Ms. Cochran serving as the Chief Executive Officer, is the most appropriate structure for the Company for fostering the achievement of our corporate goals and objectives and establishes a favorable balance between effective Company leadership and appropriate oversight by non-employee directors. Our Board of Directors believes that the current leadership structure best serves (i) the objectives of the Board of Directors’ oversight of management, (ii) the ability of the Board of Directors to carry out its roles and responsibilities on behalf of the shareholders and (iii) the Company’s overall corporate governance. Nevertheless, our Board of Directors will continue to evaluate the Company’s leadership structure on an ongoing basis to ensure that it is appropriate at all times.

Board Oversight of Risk Management

It is the responsibility of our senior management to develop and implement our strategic plans, and to identify, evaluate, manage and mitigate the risks inherent in those plans. It is the responsibility of our Board of Directors to understand and oversee our strategic plans, the associated risks, and the steps that senior management is taking to manage and mitigate those risks. Our Board of Directors takes an active approach to its risk oversight role. This approach is bolstered by our Board of Directors’ leadership and committee structure, which ensures: (1) proper consideration and evaluation of potential enterprise risks by the full Board of Directors under the auspices of the Chairman; and (2) further consideration and evaluation of discrete risks at the committee level.

Our Board of Directors is comprised predominantly of independent directors (12 of our 14 current directors, and nine of our ten nominees), and all directors who served on the key committees of our Board of Directors (Audit, Compensation, Nominating and Corporate Governance and Public Responsibility) during 2012 are independent under applicable Nasdaq listing standards and our Corporate Governance Guidelines. This system of checks and balances ensures that key decisions made by the Company’s most senior management, up to and including the Chief Executive Officer, are reviewed and overseen by the non-employee directors of our Board of Directors.

Risk management oversight by the full Board of Directors includes a comprehensive annual review of our overall strategic plans, including the risks associated with these strategic plans. Our Board of Directors also conducts an annual review of the conclusions and recommendations generated by management’s enterprise risk management process. This process involves a cross-functional group of our senior management that, on a continual basis, identifies current and future potential risks facing us and ensures that actions are taken to manage and mitigate those potential risks. Our Board of Directors also has overall responsibility for leadership succession for our most senior officers and reviews succession plans each year.

In addition, our Board of Directors has delegated certain risk management oversight responsibilities to certain of its committees, each of which reports regularly to the full Board of Directors. In performing these oversight responsibilities, each committee has full access to management, as well as the ability to engage independent advisors. The Audit Committee has primary overall responsibility for overseeing our risk management. It oversees risks related to our financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and our ethics and compliance program. It also regularly receives reports regarding our most significant internal control and compliance risks, along with management’s processes for maintaining compliance within a strong internal control environment. In addition, the Audit Committee receives reports regarding potential legal and regulatory risks and management’s plans for managing and mitigating those risks. Representatives of our independent registered public accounting firm attend Audit Committee meetings, regularly make presentations to the Audit Committee and comment on management presentations. In addition, our Chief Financial Officer, Chief Internal Auditor and representatives of our independent registered public accounting firm individually meet in private sessions with the Audit Committee to raise any concerns they might have with the Company’s risk management practices.

The Compensation Committee is responsible for overseeing our incentive compensation arrangements, for aligning such arrangements with sound risk management and long-term growth and for verifying compliance with applicable regulations. The Compensation Committee conducted an internal assessment of our executive and non-executive incentive compensation programs, policies and practices. The Compensation Committee reviewed and discussed: the various design features and characteristics of the Company-wide compensation policies and programs; performance metrics; and approval mechanisms of all incentive programs. Based on this assessment and after discussion with management and the Compensation Committee’s independent compensation consultant, the Compensation Committee has concluded that our incentive compensation arrangements and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Finally, the Nominating and Corporate Governance Committee oversees risks associated with its areas of responsibility, including, along with the Audit Committee, our ethics and compliance program. The Nominating and Corporate Governance Committee also reviews annually our key corporate governance documents to ensure they are in compliance with the changing legal and regulatory environment and appropriately enable our Board of Directors to fulfill its oversight duties. In addition, our Board of Directors is routinely informed of developments at the Company that could affect our risk profile and business in general.

Compensation of Directors

During 2012, each outside director was paid an annual retainer of $45,000, other than our independent Lead Director Robert V. Dale (who is not standing for re-election to the Board), who was paid an annual retainer of $75,000. Each outside director also was paid a director’s fee of $1,500 for each committee meeting attended, other than the Audit Committee and the Compensation Committee members, who were paid $2,000 for each committee meeting attended. The Chairman of each committee, other than the Audit Committee and the Compensation Committee, was paid an additional annual retainer of $13,000, while the Chairman of the Audit Committee and Compensation Committee each was paid an additional annual retainer of $18,000. Directors also receive $2,000 for each meeting of our Board of Directors attended, in addition to the annual retainer described above. We reimburse all non-employee directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

Non-employee directors are also offered the option to participate in our deferred compensation plan. The deferred compensation plan allows a participant to defer a percentage or sum of his or her compensation and earn interest on that deferred compensation at a rate equal to the 10-year Treasury bill rate (as in effect at the beginning of each calendar month) plus 1.5%. Additionally, our non-employee directors have an option to participate in our medical, prescription and dental group insurance programs.

Each non-employee director who is elected at an annual meeting also currently receives a grant of shares of restricted stock having a value equal to $85,000, with the number of shares of restricted stock included in such grant to be determined based on the closing price of our common stock on the date of the applicable annual meeting, as reported by Nasdaq, and to be rounded to the nearest whole share. These awards vest at the earlier of one year from date of grant or at the next annual meeting of shareholders.

The compensation of our directors during 2012 is detailed in the Director Compensation Table, which can be found on page 39 of this proxy statement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This portion of the proxy statement, called Compensation Discussion and Analysis or “CD&A,” provides a description of the objectives and principles of Cracker Barrel’s executive compensation programs. It explains how compensation decisions are linked to Cracker Barrel’s performance relative to our strategic goals and the interests of our shareholders. It is also meant to give our shareholders insight into the deliberative process and the underlying compensation philosophy that inform the design of our pay packages. Generally, Cracker Barrel’s executive compensation programs apply to all executive officers, but this CD&A focuses on the compensation decisions relating to our executive officers who qualified as “named executive officers” under applicable SEC rules (the “Named Executive Officers”) during fiscal 2012.

EXECUTIVE SUMMARY

Company Performance in 2012 and Impact on Executive Compensation

Fiscal 2012 was marked by significant progress for Cracker Barrel, with a new Chief Executive Officer, Sandra B. Cochran, leading our senior management team and bringing new strategic focus to our business. As a result of this progress, we saw strong improvements in many of the key metrics by which our business performance is measured.

•

Shareholder Returns: During 2012, we declared an 80% increase in the quarterly dividend paid to our shareholders to $0.40 and reduced our debt by $25.1 million. We also delivered “total shareholder return” or TSR, which we believe is an appropriate measure of value returned on the shareholders’ investment, of 44% for fiscal 2012, compared to 17% for the S&P 600 restaurant index.

•

Revenue Growth: On a comparable 52-week period, we grew revenues in fiscal 2012 by 3.9% to $2.5 billion, with comparable store restaurant sales increasing 2.2% and comparable store retail sales increasing 1.6%. With this top-line growth, we outperformed the Knapp-Track™ Casual Dining Index, culminating in a 1.1% positive spread between our sales and that industry metric.

•	Improved Margins: We improved our operating margin, achieving 7.4%, compared to 6.9% in fiscal 2011.

•

Guest Experience: The success of our efforts is reflected not only in our financial results but also in our guests’ responses when asked about their dining experience in our restaurants. Cracker Barrel took first place in the Family Dining category in the 2012 Consumer Picks survey sponsored by Nation’s Restaurant News. Results showed Cracker Barrel had the highest ranking in several categories, including service, menu variety and likely to return.

At the beginning of fiscal 2012, Ms. Cochran announced six key business priorities that steered our strategic focus and operational execution over the course of the fiscal year. The six priorities are intended to enhance shareholder value and further reinforce the Cracker Barrel brand. The successful implementation of these six priorities positively impacted our fiscal year performance as follows:

1)	Introduce new marketing messaging to reinforce the authentic value provided by Cracker Barrel. We launched our “Handcrafted by Cracker Barrel” campaign with national cable television and spot radio advertising. We focused broadcast media support around our two peak sales periods, which are the holiday season (our second fiscal quarter) and the summer travel season (our fourth fiscal quarter). We believe indicators of the new advertising strategy’s success include (i) three successive quarters of increased year-over-year traffic growth starting in the second quarter and (ii) out-performance of the Knapp-Track Casual Dining Index during the second, third and fourth quarters of 2012.

2)	Refine our menu and pricing to increase variety and everyday affordability. In the first quarter of the fiscal year, we introduced weekday $5.99 Daily Lunch Specials which we believe drove an increase in weekday lunch sales and traffic over the course of the year. In the fourth quarter, we enhanced our salad offerings, reformulating all the salads on the menu and adding several new ones that will provide guests with additional healthier options alongside our traditional home-style fare.

3)	Enhance the restaurant operating platform to sustainably improve the guest experience. Throughout the fiscal year, we made improvements to our core operations to enable our employees to provide a great Cracker Barrel experience to our guests. These improvements included changes in processes and procedures and the installation of new equipment and technology. The success of our efforts to enhance the operating platform was validated by our higher year-over-year overall guest satisfaction scores during fiscal 2012. We also achieved organizational highs for the following categories: overall value, taste of the food, temperature of the food, attentiveness of server, speed of receiving order, friendliness of server, cleanliness of dining area, friendliness of host/hostess, retail service, and timeliness/efficiency in check out. In addition, we set a company sales record on Thanksgiving—which we then were able to improve upon with a record-breaking Mother’s Day.

4)

Drive retail sales using innovative tactics, with a focus on delivering value and creating a further connection to the brand for our guests. Further defining the distinctive Cracker Barrel experience, we focused on merchandising our stores with unique and nostalgic items. We saw growth throughout the year in one of our strongest categories, apparel and accessories. We also developed and grew proprietary product lines, including our branded Butterflies™ doll line, a unique and fun collection featuring $19.99 dolls with their own personalities, stories, and accessories. In May 2012, we hired a new Senior Vice President of Retail to oversee and continue to drive these new strategies.

5)	Employ focused cost reduction. We have eliminated many annual expenses, including a restructuring of home office employees in July 2011 to decrease general and administrative expenses and a restructuring of our field organization in April 2012 to better align our restaurant and retail operations under central leadership. We also completed the first phase of a labor management system which helps Store Managers better direct weekly training, productivity, and execution. Additionally, we completed the rollout of our transportation management system, which we believe will improve efficiency in the distribution of our retail merchandise. As a result of these and other initiatives, operating income increased as a percentage of revenues from 6.9% in fiscal 2011 to 7.4% in fiscal 2012.

6)	Enhance shareholder value using a balanced approach to capital allocation. We repaid $25.1 million in long term debt. Direct shareholder return was enhanced by the repurchase of 265,538 shares of our common stock and an 80% increase in our quarterly dividend to $0.40 per quarter. During fiscal 2012, we also reinvested approximately $80.2 million in the Company through capital expenditures.

We believe successful execution of these initiatives is evident in our financial performance. Operating income and earnings per share (EPS), adjusted for $1.7 million in severance and $5.2 million in proxy expenses and on a comparable 52-week basis, were $188.1 million and $4.34, respectively, which marked increases of 11.6% and 13.9%, respectively, over comparable measures for fiscal 2011.1

Summary of 2012 Compensation Actions

Pay actions for our Named Executive Officers in 2012 reflected the successful results of our six strategic priorities:

•	Short term awards (annual bonus plan) for Named Executive Officers were 120.85% of target and align with our increase in operating income; and

•	Long term awards (2011 LTPP Awards) for Named Executive Officers were 101.27% of target and reflected our achievement of “return on invested capital” (ROIC) of 16.0% during the past two years.

The Company did not increase the base salaries of our Named Executive Officers over their levels in 2011, except in connection with the promotions of two of our Named Executive Officers.

Advisory Vote on Executive Compensation

Last year, we held our first annual advisory vote to approve Named Executive Officer compensation, commonly known as “Say on Pay”. Approximately 68% of the votes cast voted in favor of our executive compensation as disclosed in our 2011 Proxy Statement. Our Board of Directors and management realized that these results, while representing firm majority support for our Named Executive Officer compensation program in the face of a proxy contest, nevertheless reflected concerns on the part of some shareholders that both our Board and management deemed important for the Company to address. To that end, we initiated a review, led by our Compensation Committee, to analyze feedback received from key stakeholders regarding our executive compensation programs and to determine whether, and, if so, which, changes to our pay practices should be made.

In its review, our Compensation Committee considered:

•	The results of our advisory vote on executive compensation;

•	Feedback from shareholders both before and after the 2011 Annual Meeting;

[1]	Operating income and EPS determined in accordance with GAAP were $191.0 million and $4.40 per share for 2012 and $167.2 million and $3.61 per share for 2011, respectively. This GAAP amount for 2012 is presented on a 53-week basis and includes proxy contest expenses, severance and restructuring charges and their related tax effects. The GAAP amount for 2011 includes refinancing costs, severance and restructuring charges, the benefit of store dispositions net of impairments, and their related tax effects. A reconciliation of the Company’s financial results determined in accordance with GAAP to certain non-GAAP financial measures used herein has been provided on page 65 of this proxy statement.

•	Feedback from proxy advisory services;

•	Management recommendations based on the Company’s strategic plans; and

•	Analysis and recommendations from the Compensation Committee’s compensation consultant, Frederic W. Cook & Co., Inc. (“Cook & Co.”).

In its review, the Compensation Committee made a number of findings that bear on our compensation decisions. First, although our shareholders approved our total pay packages in the say-on-pay vote at the 2011 Annual Meeting, some shareholders expressed concern regarding a compensation philosophy that targeted base salaries at the 60th percentile for our peer group. Second, our Compensation Committee heard concerns even from shareholders who voted favorably in the say-on-pay vote that our compensation disclosure was unclear, or difficult to fully comprehend, particularly with regard to certain performance metrics. Third, feedback from certain of our shareholders and proxy advisory services indicated a preference for director and officer share ownership guidelines expressed as a multiple of base salary rather than an absolute number—to help ensure that management and the Board maintain a value level of ownership regardless of fluctuations in our stock price. Finally, research by the Compensation Committee and its advisors suggested that, while not prompted by any specific concern related to our executives’ conduct, the Company would nevertheless be better served as a governance matter by adopting a formal policy that would prevent our Board members and executives from engaging in hedging or other transactions in our stock that would constitute a “bet against the Company.”

In response to this analysis, the Compensation Committee, among other things:

•	Altered Cracker Barrel’s overall compensation philosophy to seek total target compensation paid to our executive officers at the median of our peer group;

•	Worked with the Company’s management to clarify the disclosure of the Company’s performance targets for compensation, and its performance relative to them, as reflected in this CD&A;

•

Adopted revised stock ownership guidelines that (i) for executive officers are based on a multiple of base salary, and which included an increase in our Chief Executive Officer’s stock ownership requirement, and (ii) for non-employee directors are the greater of either 5,000 shares or a multiple of the total cash retainer paid to non-employee directors. Under the new guidelines, no executive or director will have any ability to engage in sale transactions in our stock until after his or her ownership target is reached; and

•	Adopted an anti-hedging policy that prohibits officers and directors from engaging in hedging transactions involving Cracker Barrel stock.

ELEMENTS OF COMPENSATION PROGRAM

Compensation Philosophy

Our central compensation objective is to develop a program that will ultimately drive long-term total return to our shareholders and build a better company by implementing compensation programs that reward both company-wide and individual performance, align our executives’ interests with those of our shareholders and allow us to attract and retain talented executives.

We have a strong “pay for performance” philosophy designed to reward executive officers for maximizing our success, as determined by our performance relative to our financial and operational goals. One hundred percent of the at-risk compensation payable to our executives is tied to the Company’s achievement of measurable performance goals (operating income and ROIC) that we believe directly relate to our ability to return value to our shareholders and thereby translate into higher Total Shareholder Return (TSR)—our third measurement metric. In furtherance of our overall philosophy, we seek to reward our executives for both near-term and sustained longer-term financial and operating performance as well as leadership excellence. Compensation opportunities are intended to align the economic interests of executives with those of our shareholders and encourage them to remain with the Company for long and productive careers.

The Company’s compensation philosophy is to target total direct compensation paid to our executive officers at the median of our peer group and other market comparisons. While the Compensation Committee strives to deliver a target total compensation package approximating the market median, judgment is applied to recognize individual performance, experience, and value to the organization when establishing compensation opportunities. The Compensation Committee believes it utilizes elements of compensation that create appropriate flexibility and help focus and reward executives for both near-term and long-term performance while aligning the interests of executive officers with the interests of our shareholders.

Role of the Compensation Committee

The Compensation Committee’s primary responsibility is the establishment and approval of compensation and compensation programs for our executive officers that further the overall objectives of our executive compensation scheme. In fulfilling this responsibility, the Compensation Committee:

•	Reviews and approves corporate performance goals for our executive officers, sets cash- and equity-based compensation and administers our equity incentive arrangements;

•

Assesses (together with management) potential risks to the Company associated with our compensation programs and reviews and approves employment and change in control agreements of our executive officers; and

•

Periodically conducts or authorizes studies of matters within its scope of responsibilities and may retain, at the Company’s expense, independent counsel or other consultants necessary to assist the Compensation Committee in any such studies.

The Compensation Committee makes compensation decisions after reviewing the performance of the Company and carefully evaluating both quantitative and qualitative factors such as an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, long-term potential to enhance shareholder value, current compensation arrangements through tally sheets reflecting current and historical compensation for each executive, and tenure with the Company.

In addition, for any Named Executive Officers who are subject to employment agreements, the Compensation Committee, with the assistance of Cook & Co. and outside counsel, is responsible for negotiating and reviewing the terms of such employment agreements.

Role of Management

Management plays the following roles in the compensation process:

•	Management recommends to our Board of Directors business performance targets and objectives for the annual plan and provides background information about the underlying strategic objectives;

•	Management evaluates employee performance;

•	Management recommends cash compensation levels and equity awards;

•	The Chief Executive Officer works with the Compensation Committee Chairman to establish the agenda for Compensation Committee meetings;

•	The Chief Executive Officer generally makes recommendations to the Compensation Committee regarding salary increases for other executive officers during the regular merit increase process;

•	The Chief Executive Officer provides her perspective on recommendations provided by the consulting firm hired by the Compensation Committee regarding compensation program design issues;

•	The Chief Executive Officer does not play a role in setting her own compensation; and

•

Other members of management, at the request of the Compensation Committee, work with the outside consultants hired by the Compensation Committee to provide data about past practices, awards, costs and participation in various plans, as well as information about our annual and longer-term goals. When requested by the Compensation Committee, selected members of management may also review consultant recommendations on plan design and structure and provide a perspective to the Compensation Committee on how these recommendations may affect recruitment, retention and motivation of our employees as well as how they may affect us from an administrative, accounting, tax or similar perspective.

Role of Independent Compensation Consultant

To assist the Compensation Committee with establishing executive compensation, the Compensation Committee retains Cook & Co., a nationally recognized executive compensation consulting firm, to provide competitive market data, assist in establishing a peer group of companies and provide guidance to compensation structure as well as levels of compensation for our senior executives and the Board. The Compensation Committee consulted with Cook & Co. in determining the compensation to be awarded to all of the Named Executive Officers, including Ms. Cochran, in 2012. Cook & Co. reports directly to the Compensation Committee. We believe that Cook & Co. is independent of management and provides the Compensation Committee with objective advice.

Analysis of Peer Group

The Compensation Committee evaluates a variety of factors in establishing an overall compensation program that best fits our overarching goals of maximizing shareholder return and building a stronger company. As one element of this evaluative process, the Compensation Committee, with the assistance of Cook & Co., considers competitive market compensation paid by other similarly situated companies and attempts to maintain compensation levels and programs that are comparable to and competitive with those of a peer group of similarly situated companies. The peer group is reviewed annually by the Compensation Committee, working with Cook & Co., and is comprised of the following:

•	Organizations of similar business characteristics (i.e., publicly traded organizations in the restaurant and retail industries);

•	Organizations against which we compete for executive talent;

•	Organizations of comparable size to Cracker Barrel (measured by sales); and

•	Organizations with similar geographic dispersion and workforce demographics.

After detailed analysis, the peer group approved and used by the Compensation Committee during 2012 and comprised the following 16 publicly-traded companies:

• ANN, Inc.	• Jack-in-the-Box, Inc.

• Big Lots, Inc.	• P F Chang’s China Bistro Inc.

• Bob Evans Farms, Inc.	• Panera Bread Co.

• Brinker International, Inc.	• Petsmart Inc.

• Cheesecake Factory, Inc.	• RadioShack Corp.

• Chipotle Mexican Grill, Inc.	• Ruby Tuesday, Inc.

• Darden Restaurants, Inc.	• Tractor Supply, Inc.

• DineEquity, Inc.	• The Wendy’s Company

The peer group used in 2012 is the same as the peer group used in 2011, with the exceptions of Burger King Holdings, Inc. and Landry’s Restaurant, Inc., which were included in the peer group in 2011 but were removed for 2012 as each is no longer a publicly traded company.

Management and the Compensation Committee, with Cook & Co.’s assistance, regularly evaluate the marketplace to ensure that our compensation programs remain competitive. In addition to its review of data from the peer group, the Compensation Committee also from time to time consults data from published compensation surveys to assess more generally the competitiveness and the reasonableness of our compensation programs. To the extent that the Compensation Committee “benchmarks” compensation, it relies only on comparisons to the enumerated peer group and survey data. The Compensation Committee, however, does not believe that compensation levels and design should be based exclusively on benchmarking and, therefore, considers various business factors and each executive’s individual circumstances and role within our organization.

Overview of Compensation Elements

We strive to achieve an appropriate mix between cash payments and equity incentive awards in order to meet our objectives by rewarding recent results and motivating long-term performance. The Compensation Committee evaluates the overall total direct compensation package relative to market conditions, but does not specifically target any percentile for each element of total direct compensation. In conducting this evaluation, the Compensation Committee’s goal is to ensure that a significant majority of each executive officer’s total direct compensation opportunity is contingent upon Company performance and shareholder value creation. The Compensation Committee reviews the compensation mix of each executive on a comprehensive basis to determine if we have provided the appropriate incentives to accomplish our compensation objectives.

In general, our compensation policies have provided for a more significant emphasis on long-term equity compensation than on annual cash compensation for our executive officers. Our long-term equity compensation consists of (i) a long-term performance plan (“LTPP”) that provides for awards of performance shares tied to successful achievement of pre-determined ROIC goals over a two year period, and (ii) performance-based market stock units (“MSU Grants”) tied to TSR over a three year period. This pay mix supports their roles in enhancing value to shareholders over the long-term. The Compensation Committee believes that the Company’s 2012 pay mix supports the Company’s strong pay for performance culture, as approximately 80% of our Chief Executive Officer’s target total direct compensation and approximately 69% of our other named executive officers’ target total direct compensation are contingent upon the Company’s measurable performance to have any realizable value.

The following table summarizes the basic elements of our compensation programs and describes the behavior and/or qualities exhibited by our executive officers that each element is designed to encourage as well as the underlying purpose for that element of our compensation program:

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element

Base Salary	• Skills, experience, competence, performance, responsibility, leadership and contribution to the Company	• Provide fixed compensation for daily responsibilities

Annual Bonus Plan	• Rewards annual achievement of profitability targets	• Focus attention on meeting annual performance targets and our near-term success, provide additional cash compensation and incentives based on our annual performance

Long-Term Incentives	• Achieving multi-year: (i) ROIC targets and (ii) positive TSR	• Focus attention on meeting
longer-term performance
targets and our long-term
success, create alignment with
shareholders by focusing
efforts on longer-term
financial returns, and retain
management in a competitive
marketplace

Health and welfare benefits	• Provides medical coverage as well as death/disability benefits	• Designed to provide a level of safety and security for executives and their families (as applicable) that allows executives to focus their efforts on running the business effectively

Severance and change-in-control provisions/agreements	• Provides payments and other benefits upon termination of employment	• Designed to ensure that executive officers remain focused on maximizing shareholder value even during transitions or potential transactions

We believe our compensation programs are consistent with best practices for sound corporate governance. We do NOT:

•

execute employment agreements containing multi-year guaranties for salary increases, non-performance bonuses or automatic renewals (i.e. evergreen agreements) for those executive officers that have employment agreements—currently only our Chief Executive Officer and retiring Executive Chairman;

•	Provide excessive perquisites for executives;

•	Gross-up payments to cover personal income taxes or excise that pertain to executive or severance benefits; or

•	Provide special executive retirement programs.

Base Salary

The Compensation Committee reviews our executive officers’ base salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year. Base salary for our executive officers is determined after consideration of numerous factors, including, but not limited to: scope of work, skills, experience, responsibilities, performance and seniority of the executive, peer group salaries for similarly-situated positions and the recommendation of the Chief Executive Officer (except in the case of her own compensation). Ms. Cochran’s salary is set per her employment agreement, subject to increases at the discretion of the Compensation Committee. The Company views base salary as a fixed component of executive compensation that compensates the executive officer for the daily responsibilities assumed in operating the Company throughout the year.

Among the Named Executive Officers, in 2012, the Compensation Committee, in recognition of the difficult economic climate, determined not to increase the base salaries of our Named Executive Officers, except in connection with promotions. Base salaries for 2011 and 2012 for the Named Executive Officers were as follows:

NAMED EXECUTIVE OFFICER	2011 BASE SALARY		2012 BASE SALARY		PERCENT CHANGE
Sandra B. Cochran	$625,000		$869,792	(1)	39.2%
Michael A. Woodhouse	$1,100,000		$788,447	(2)	-28.3%
Lawrence E. Hyatt	$475,000		$475,000		0%
Douglas E. Barber	$451,250	(3)	$435,000		-3.60%
Edward A. Greene	$364,619		$364,619		0%
Nicholas V. Flanagan(4)	$282,750		$314,792		11.3%

(1)	Reflects a prorated amount based on Ms. Cochran’s service during fiscal 2012 as both our President and Chief Operating Officer (for six weeks), with a base salary of $625,000, and our President and Chief Executive Officer (for the remainder of the fiscal year), with a base salary of $900,000. Ms. Cochran’s base salary as our Chief Executive Officer is 18.2% below the base salary of the previous Chief Executive Officer.
(2)	Reflects a prorated amount based on Mr. Woodhouse’s service during fiscal 2012 as both our Chief Executive Officer (for six weeks), with a base salary of $1,100,000, and our Executive Chairman (for the remainder of the fiscal year), with a base salary of $750,000.
(3)	Reflects a prorated amount based on Mr. Barber’s service during fiscal 2011 as both our Executive Vice President and Chief Operating Officer, with a base salary of $500,000 and his service as our Executive Vice President and Chief People Officer with a base salary of $435,000.
(4)	Reflects Mr. Flanagan’s base salary as our Vice President of Restaurant Operations in fiscal 2011 and our Senior Vice President of Operations in fiscal 2012.

Annual Bonus Plan

The annual bonus plan generally provides our executive officers with the opportunity to receive additional cash compensation based on a targeted percentage of base salary, but only if the Company successfully meets established performance targets. For 2012, executive officers were eligible to receive a bonus, depending upon the Company’s operating income performance relative to a target set at the beginning of the fiscal year. The following graph reflects the various potential payout levels at different levels of performance:

In determining whether the operating income performance metrics were satisfied in 2012, the Compensation Committee used adjusted operating income of $197.8 million rather than operating income calculated according to GAAP of $191.0 million. The adjusted operating income figure excludes the effects of the following charges and expenses: (i) approximately $1.7 million in severance charges incurred in connection with a cost reduction and organizational streamlining initiative carried out in April 2012 and (ii) approximately $5.2 million in expenses incurred in the second quarter of 2012 related to the proxy contest with Biglari Holdings.

For 2012, the Company’s target operating income was $186.3 million and the Company achieved an adjusted operating income of $197.8 (see page 65 for calculation of applicable adjustments), which exceeds the target operating income by 6.2%. As a result of the Company’s performance, annual bonus payouts were 120.85% of the target percentage of base salary (see table below).

	2012 Operating Income Goals		Actual 2012 Operating Income Performance ($000)	2012 Annual Bonus Plan Payout
	Performance Range ($000)	Payout Range (% of target)

Threshold	$158,338	30%

Target	$186,280	100%	$197,838	120.85%

Maximum	$214,222	200%

The following table sets forth (i) target bonuses during 2012 for the Named Executive Officers, expressed both as a percentage of base salary and in absolute amounts, and (ii) the actual bonuses received by the Named Executive Officers under the 2012 annual bonus plan:

NAMED EXECUTIVE OFFICER	2012 BASE SALARY	2012 BONUS TARGET PERCENTAGE	2012 BONUS TARGET	ACTUAL PAYOUT PERCENTAGE	2012 ACTUAL BONUS
Sandra B. Cochran(1)	$869,792	100%	$869,792	120.85%	$1,051,144
Michael A. Woodhouse(2)	$788,447	104%	$822,587	125.68%	$994,096
Lawrence E. Hyatt	$475,000	70%	$332,500	84.60%	$401,826
Douglas E. Barber	$435,000	70%	$304,500	84.60%	$367,988
Edward A. Greene	$364,619	50%	$182,310	60.43%	$220,321
Nicholas V. Flanagan	$314,792	60%	$188,750	72.51%	$228,256

(1)	Reflects a prorated amount based on Ms. Cochran’s service during fiscal 2012 as both our President and Chief Operating Officer (for six weeks), with a base salary of $625,000 and a bonus target of 100% of base salary, and on her service as our President and Chief Executive Officer (for the remainder of the fiscal year), with a base salary of $900,000 and a bonus target of 100% of base salary. As a percentage of base salary, Ms. Cochran’s bonus target as Chief Executive Officer is 25 percentage points less than the bonus target of the previous Chief Executive Officer.
(2)	Reflects a prorated amount based on Mr. Woodhouse’s service during fiscal 2012 as both our Chief Executive Officer (for six weeks), with a base salary of $1,100,000 and a bonus target of 125% of base salary, and on his service as our Executive Chairman (for the remainder of the fiscal year), with a base salary of $750,000 and a bonus target of 100% of base salary

The above 2012 annual bonuses are reflected in the 2012 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 33 of this proxy statement.

Long-Term Incentives

The Compensation Committee believes that long-term incentives, particularly equity-based awards, provide a strong alignment of the interests of shareholders and executives. Therefore, a significant portion of our executive officers’ total compensation is provided in the form of equity awards. Since the adoption of the 2010 Omnibus Stock and Incentive Plan (the “2010 Omnibus Plan”), our long-term incentive programs have concentrated on awards of performance-based share units, which are aimed at delivering rewards in return for our executives’ contributions to generating long-term shareholder returns through business-building efforts and successful strategic planning. By using two equally weighted performance-based equity vehicles, the Compensation Committee reinforces its commitment towards a pay-for-performance philosophy and long-term alignment between management pay outcomes and shareholder value creation.

Long-Term Incentive Arrangements for 2012

Overview. In 2012, the Company’s equity compensation to executive officers was governed by the 2012 Long-Term Incentive Program. The 2012 Long-Term Incentive Program, which was adopted at the start of the 2012 fiscal year, consists of two components of substantially equal value at the time of grant: (i) the LTPP that provides for awards of performance shares tied to successful achievement of pre-determined ROIC goals over a two year performance period, and (ii) MSU Grants tied to TSR over a three year performance period. For the 2012 Long-Term Incentive Program, the award types, performance periods and metrics for each of the two plan components are as follows:

Each year the Compensation Committee approves equity grants to executive officers in the Long-Term Incentive Program. The grant date value of these grants for 2012 (to be earned based on future performance) was calculated as a function of each executive officer’s “LTPP Percentage” and “MSU Percentage” which represent the target opportunities, expressed as a percentage of the executive officer’s base salary. The LTPP Percentage and MSU Percentage for the executive officers were established by the Compensation Committee simultaneously with the establishment of the 2012 Long-Term Incentive program. The LTPP Percentage and MSU Percentage were then used to derive a target award, expressed as a number of shares, that would be awardable depending on whether and to what extent the Company meets or exceeds targets for the relevant performance metrics for each of the plan components.

2012 LTPP. Under the 2012 LTPP, the executive officer is eligible to receive an award (a “2012 LTPP Award”) of up to 200% of a target number of shares that is calculated by dividing (i) the product of (x) the executive officer’s LTPP Percentage for the plan year multiplied by (y) his or her base salary at the time the LTPP target award is determined multiplied by (z) an adjustment factor of 1.52 by (ii) the average closing price of the Company’s common stock during the last 30 calendar days of fiscal 2011 and the first 30 calendar days of fiscal 2012, which was $44.26. Actual awards based on

[2]	The adjustment factor of 1.5 was established by the Compensation Committee and applies only to the 2011 LTPP and 2012 LTPP in consequence of the Company’s transition from the shorter performance periods under the 2010 Long-Term Incentive Plan to a two-year performance period. This transition resulted in no opportunity for award shares to be made to participants at the beginning of fiscal 2012 because no performance period was ending at the end of the 2011 fiscal year. The adjustment factor will not apply to LTPPs for years after 2012.

these LTPP targets are determined at the end of the applicable performance period and are forfeited (with the exception of awards granted to Ms. Cochran) if, prior to that time, a participant is terminated or voluntarily resigns (other than as a result of retirement by an individual who meets the retirement-eligible conditions of 60 years of age and at least five years of service, for which such awards will be prorated for time served).

The performance target for LTPP performance is ROIC, measured over a two-year performance period. For the 2012 LTPP, the Compensation Committee set a target of cumulative ROIC over fiscal years 2012 and 2013.

At the end of the performance period, the Compensation Committee determines final award amounts based on Company performance relative to these targets. Awards under the 2012 LTPP will be determined after the conclusion of the 2012 LTPP’s performance period covering the 2012 and 2013 fiscal years. The following table summarizes targets and maximum eligible awards under the 2012 LTPP for each of our Named Executive Officers:

NAMED EXECUTIVE OFFICER	LTPP PERCENTAGE	BASE SALARY	LTPP TARGET VALUE	LTPP TARGET SHARES	LTPP MAX. AWARD
Sandra B. Cochran(1)	122%	$869,792	$1,593,758	36,009	72,018
Michael A. Woodhouse(2)	83%	$788,447	$996,071	22,505	45,010
Lawrence E. Hyatt	65%	$475,000	$463,092	10,463	20,926
Douglas E. Barber	65%	$435,000	$424,099	9,582	19,164
Edward A. Greene	37%	$364,619	$205,057	4,633	9,266
Nicholas V. Flanagan(3)	37%	$314,792	$168,719	3,812	7,624

(1)	Reflects a prorated amount based on Ms. Cochran’s service during fiscal 2012 as our President and Chief Operating Officer (for six weeks), and her service as our President and Chief Executive Officer (for the remainder of the fiscal year). In addition, her prorated LTPP Percentages were 100% and 125%, respectively, which led to the prorated percentage of approximately122%. Ms. Cochran’s LTPP target shares and target value were determined based on an estimation of her fiscal 2012 salary at the time of her promotion.
(2)	Reflects a prorated amount based on Mr. Woodhouse’s service during fiscal 2012 as our Chief Executive Officer (for six weeks), and his service as our Executive Chairman (for the remainder of the fiscal year). In addition, his prorated 2012 LTPP Percentages were 125% and 75%, respectively, which led to the prorated percentage of approximately 83%.
(3)	Mr. Flanagan’s annual salary for fiscal 2012 was $314,792 but was $300,000 at the time his 2012 LTPP target was determined.

2012 MSU Grant. Under the 2012 MSU Grant, the executive officer is eligible to receive a target award of MSUs that is calculated by dividing (i) the product of (x) the executive’s MSU Percentage for the plan year multiplied by (y) his or her base salary at the time the MSU Grant target award is determined by (ii) the average closing price of the Company’s common stock during the last 30 calendar days of fiscal 2011 and the first 30 calendar days of fiscal 2012, which was $44.26. Under the 2012 MSU Grant, our executive officers are eligible to receive an award of MSU Grants in an amount of up to 150% of these targets in direct proportion to any percentage increase in the Company’s cumulative TSR (up to 150%) over the three-year performance period for the plan. Actual awards based on these targets are distributable at the end of the performance period and are forfeited (with the exception of awards granted to Ms. Cochran) if, prior to that time, a participant is terminated or voluntarily resigns (other than as a result of retirement by an individual who meets the retirement-eligible conditions of 60 years of age and at least five years of service, for which such awards will be prorated for time served).

Each Named Executive Officer’s target and maximum eligible award under the 2012 MSU Grant are as follows:

NAMED EXECUTIVE OFFICER	MSU PERCENTAGE	BASE SALARY	MSU TARGET VALUE	MSU GRANT TARGET	MSU GRANT MAX. AWARD
Sandra B. Cochran(1)	122%	$869,792	$1,062,461	24,005	36,007
Michael A. Woodhouse(2)	83%	$788,447	$663,989	15,002	22,503
Lawrence E. Hyatt	65%	$475,000	$308,714	6,975	10,462
Douglas E. Barber	65%	$435,000	$282,733	6,388	9,582
Edward A. Greene	37%	$364,619	$136,719	3,089	4,633
Nicholas V. Flanagan(3)	37%	$314,792	$112,465	2,541	3,812

(1)	Reflects a prorated amount based on Ms. Cochran’s service during fiscal 2012 as our President and Chief Operating Officer (for six weeks), and her service as our President and Chief Executive Officer (for the remainder of the fiscal year). In addition, her prorated MSU Percentages were 100% and 125%, respectively, which led to the prorated percentage of approximately 122%. Ms. Cochran’s MSU Grant target was determined based on an estimation of her fiscal 2012 salary at the time of her promotion.
(2)	Reflects a prorated amount based on Mr. Woodhouse’s service during fiscal 2012 as our Chief Executive Officer (for six weeks), and his service as our Executive Chairman (for the remainder of the fiscal year). In addition, his prorated 2012 MSU Percentages were 125% and 75%, respectively, which led to the prorated percentage of approximately 83%.
(3)	Mr. Flanagan’s annual salary for fiscal 2012 was $314,792 but was $300,000 at the time his 2012 MSU Grant target was determined.

Burn Rate Related to Long-Term Incentive Equity Grants

In connection with the approval of the 2010 Omnibus Plan by the Company’s shareholders, our Board of Directors committed to the Company’s shareholders that, in order to address potential shareholder concerns regarding the number of performance shares we intend to grant in a given year, during fiscal years 2011, 2012 and 2013 the Board would not grant a number of performance shares to employees or non-executive directors at an average rate greater than 3.06% of the weighted-average number of shares of the Company’s common stock outstanding over such three year period. The annual “burn rate” is a ratio in which the numerator is equal to the sum of all shares awarded during the fiscal year (including any form of equity that depletes the plan reserve) and the denominator is equal to the weighted-average basic common shares outstanding for that fiscal year. For purposes of calculating the number of shares granted in a year, any full-value awards (e.g., performance shares) will count as equivalent to 2.5 shares. During 2012, the Company’s burn rate calculated according to this formula was 2.24% of the outstanding shares of common stock.

Payment of 2011 LTPP Awards

On September 13, 2012, the Compensation Committee reviewed and certified the awards granted to executive officers under the 2011 LTPP (the “2011 LTPP Awards”). The Compensation Committee set a cumulative ROIC target under the 2011 LTPP of 15.9% for the two-year performance period of fiscal years 2011 and 2012. The Company achieved a cumulative ROIC of 16.0% for this two-year performance period, resulting in 2011 LTPP Awards that were 101.27% of the target number of 2011 LTPP Awards originally granted in fiscal 2011.

The performance target for LTPP performance is an internal ROIC based metric to measure effective returns from working capital and capital investments. For the purposes of the 2011 LTPP Awards, the Company achieved a 16.0% ROIC. The Company calculates ROIC as follows:

The average fiscal year end balance for 2011 and 2012 adjusted operating incomes + rents

The average for fiscal years 2010, 2011 and 2012 of

(Inventory+ Net Property Held for Sale – Accounts Payable + Net PP&E + Capitalized leases)

Health and Welfare Benefits

We offer a group insurance program consisting of life, disability and health insurance benefit plans that cover all full-time management and administrative employees and a supplemental group term life insurance program, which covers our Named Executive Officers and certain other management personnel. Aside from the annual recalibration of benefit costs and the associated premium changes that affect all participants, no significant changes were made to our health and welfare benefits for our Named Executive Officers during 2012.

Severance and Change in Control Provisions

None of our current Named Executive Officers has an employment agreement, other than Ms. Cochran and Mr. Woodhouse, whose agreements are described on pages 40 and 41 of this proxy statement and govern their arrangements relating to severance and/or a change in control of the Company.

Effective May 22, 2012, all of our other Named Executive Officers have entered into management retention agreements. Under these agreements, which have a three-year term, such Named Executive Officers receive severance benefits of 12-18 months’ base salary, depending on their position and length of service. These management retention agreements require a “double trigger” (change-in-control coupled with termination of employment without cause or for “good reason” (as defined in the agreements)) before the Named Executive Officer will receive the following benefits:

•

3.0 (for those holding the title of Executive Vice President) or 2.0 (for all other Named Executive Officers) times the sum of (i) their average base salary during the three years prior to termination and (ii) their average bonus payments during the three years prior to termination;

•	18 months’ continuation of benefits under COBRA, reimbursed by the Company; and

•	Acceleration of all unvested equity awards.

These agreements do not contain an “evergreen” feature (i.e. they do not automatically renew) and do not provide for excise tax gross-up protection.

Potential payments pursuant to these agreements under various termination scenarios are more fully described under “—COMPENSATION TABLES AND INFORMATION—Potential Payments Upon Termination or Change in Control” below, including the table on pages 38 and 39 of this proxy statement.

Additionally, these agreements obligate such Named Executive Officers (i) not to work as an employee or consultant for any “multi-unit restaurant business that offers full service family or casual dining” for a period of one year following the severance event and (ii) not to solicit the employees of the Company for a period of 18 months following the severance event.

These agreements are intended to ensure that the Company will have the continued dedication, undivided loyalty, and objective advice and counsel from these key executives in the event of a proposed transaction, or the threat of a transaction, which could result in a change in control of the Company. When establishing our management retention agreements, the Compensation Committee intended to provide our Named Executive Officers with adequate financial security so that they could focus on achieving successful business continuity. We believe that the provision of severance and benefits and change in control protection for our Named Executive Officers is consistent with market practice, is a valuable executive talent retention provision, and is consistent with the objectives of our overall executive compensation program.

Perquisites/Retirement Benefits

We provide very limited perquisites and other benefits to our Named Executive Officers aside from participation in benefit plans that are broadly applicable to our employees. Any perquisites that are received by Named Executive Officers are reflected in the Summary Compensation Table on page 33 of this proxy statement under the “All Other Compensation” column and related footnote. In particular:

•	With the exception of Mr. Flanagan, who had use of a Company vehicle in 2012 but no longer does, Named Executive Officers do not have use of a Company vehicle;

•	Named Executive Officers may not schedule the Company aircraft for personal travel;

•	We do not have a defined benefit pension plan or SERP; and

•

With the exception of certain limited payments that were provided for Ms. Cochran and Mr. Woodhouse in partial reimbursement for legal fees incurred in negotiating their respective employment agreements and for Messrs. Woodhouse and Barber and Ms. Cochran in reimbursement of expenses relating to home security during 2011 and 2012, we do not provide a number of perquisites that are provided by other companies, such as club memberships, drivers or financial planning.

Employment Agreement Amendment with Michael A. Woodhouse

On August 6, 2012, Michael A. Woodhouse, Executive Chairman of the Company, entered into an amendment (the “Amendment”) to his Employment Agreement, dated September 12, 2011. Pursuant to the terms of the Amendment, Mr. Woodhouse will retire as Executive Chairman effective November 7, 2012 (the “Term”, as defined by the Amendment being the period of employment from September 12, 2011 through November 7, 2012). The Amendment also clarifies that Mr. Woodhouse will (i) forfeit (regardless of corporate achievement of performance milestones) all awards of MSU Grants under the Company’s 2011 MSU Grant that were scheduled to vest in August 2013, (ii) receive a pro rata award of performance shares and MSU Grants under the Company’s 2012 Long-Term Incentive Program based on service through the end of the Term and (iii) receive, with respect to any additional long term incentive plan established by the Company during the Term, a pro rata award based on service through the end of the Term. Mr. Woodhouse shall receive, subject to his completion of service through the Term, a cash payment of $900,000, payable following execution of a release of claims. This severance was negotiated and is in exchange for compliance with future restrictive covenants and clarification and proration of certain equity awards, including forfeiture of the 2011 MSU Grant and proration of other grants, as described above. In addition, the Company will provide reimbursement of up to $25,000 in legal fees incurred by Mr. Woodhouse associated with negotiation of the Amendment and related matters and COBRA premium payments for up to 18 months following the Term.

OTHER EXECUTIVE COMPENSATION POLICIES AND GUIDELINES

Stock Ownership Guidelines

We have stock ownership guidelines (the “Ownership Guidelines”) covering all executive officers, which are posted on our website at www.crackerbarrel.com. The Ownership Guidelines emanate from the Compensation Committee’s belief that executives and directors should accumulate a meaningful level of ownership in Company stock to align their interests with shareholders. In 2012, the Compensation Committee revised the Ownership Guidelines to be based on a multiple of base salary for executive officers and the total annual cash retainer for non-employee directors. The Chief Executive Officer’s guideline is five times base salary, the Chief Financial Officer’s and any Executive Vice President’s guideline is three times base salary and any other executive officer’s guideline is two times base salary. No officer may sell or otherwise dispose of any shares until his or her aggregate ownership satisfies these requirements. Similarly, our non-employee directors are subject to a guideline of the greater of (i) 5,000 shares and (ii) five times the annual cash retainer paid to such non-employee director.

Executive officers and non-employee directors must retain 100% of the net number of shares of common stock acquired (after payment of exercise price, if any, and taxes) upon the exercise of stock options and the vesting of restricted stock or restricted stock units granted until they achieve the guideline. Once achieved, ownership of the guideline amount must be maintained for as long as the executive officers and non-employee directors are subject to the Ownership Guidelines. Executive Officers and non-employee directors who do not comply with the Ownership Guidelines may not be eligible for future equity awards. If an executive officer or non-employee director falls below the required ownership threshold, he or she will be prohibited from selling shares of Company common stock until he or she meets the ownership thresholds.

Anti-Hedging Policy

In 2012, the Compensation Committee adopted an anti-hedging policy (the “Anti-Hedging Policy”) to prohibit directors and officers from directly or indirectly engaging in hedging against future declines in the market value of the Company’s securities through the purchase of financial instruments designed to offset such risk. The Compensation Committee considers it improper and inappropriate for directors and officers of the Company to hedge or monetize transactions to lock in the value of the Company’s securities. When that occurs, the director’s or officer’s incentives and objectives may be less closely aligned with those of the Company’s other shareholders, and the director’s or officer’s incentive to improve the Company’s performance may be (or may appear to be) reduced.

Under the Anti-Hedging Policy, no director of officer may, directly or indirectly, engage in any hedging transaction that reduces or limits the director’s or officer’s economic risk with respect to the director’s or officer’s holdings, ownership or interest in the Company’s securities, including outstanding stock options, stock appreciation rights or other compensation awards the value of which are derived from, referenced to or based on the value or market price of the Company’s securities.

Prohibited transactions include the purchase by a director or officer of financial instruments, including, without limitation, prepaid variable forward contracts, equity swaps, collars, puts, calls or other derivative securities that are designed to hedge or offset a decrease in market value of the Company’s securities.

Compensation Risk Analysis

The Compensation Committee is responsible for overseeing our incentive compensation arrangements, for aligning such arrangements with sound risk management and long-term growth and for verifying compliance with applicable regulations. The Compensation Committee conducted an internal assessment of our executive and non-executive incentive compensation programs, policies and practices. The Compensation Committee reviewed and discussed: the various design features and characteristics of the Company-wide compensation policies and programs; performance metrics; and approval mechanisms of all incentive programs. Based on this assessment and after discussion with management and Cook & Co., the Compensation Committee has concluded that our incentive compensation arrangements and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Recoupment Provisions

The Company may recover any incentive compensation awarded or paid pursuant to an incentive plan based on (i) achievement of financial results that were subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or the federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance metrics used by the Compensation Committee to determine the amount of the incentive compensation were materially inaccurate, in each case regardless of individual fault. In addition, the Company may recover any incentive compensation awarded or paid pursuant to any incentive plan based on a participant’s conduct which is not in good faith and which materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates.

Impact of Tax and Accounting Treatments on Compensation

Although the accounting and tax treatment of executive compensation generally has not been a factor in the Compensation Committee’s decisions regarding the amounts of compensation paid to our executive officers, it has been a factor in the compensation mix as well as the design of compensation programs. We have attempted to structure our compensation to maximize the tax benefits to the Company (e.g., deductibility for tax purposes) and to appropriately reward performance. The accounting treatment of differing forms of equity awards presently used to compensate our executives vary. However, the accounting treatment is not expected to have a material effect on the Compensation Committee’s selection of differing types of equity awards.

Sections 280G and 4999

As described above, we provide our Named Executive Officers with management retention agreements. These agreements provide for severance payments following a termination in connection with a change in control of the Company under certain circumstances. None of our Named Executive Officers has a right under these management retention agreements or otherwise to receive any gross-up payment to reimburse such executive officer for any excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 162(m)

Section 162(m) of the Code imposes a $1.0 million limit on the amount a public company may deduct for compensation paid to its Chief Executive Officer or any of our four other most highly compensated executive officers (excluding our chief financial officer, who the Internal Revenue Service has indicated may be excluded) who are employed by the Company as of the end of the fiscal year. However, the limit described in Section 162(m) does not apply to compensation that satisfies the requirements of Section 162(m) for “qualifying performance-based” compensation. The Compensation Committee attempts to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining a competitive, performance-based compensation program. However, the Compensation Committee also believes that it must (and does) reserve the right to award compensation which it deems to be in our best interest and our shareholders, but which may not be fully tax deductible under Section 162(m).

The Company intends for payments under the annual bonus plan to qualify as “performance based” compensation under Section 162(m) of the Code. For 2012, the Compensation Committee approved the establishment of the bonus pool which is funded based on the achievement of operating income. If the Company achieved an operating income of less than $158.3 million then the bonus pool would not fund and no payouts would be made under the bonus plan. Actual bonus payments to individual executives are based on the achievement of performance criteria set forth under “ELEMENTS OF COMPENSATION PROGRAM—Annual Bonus Plan,” on pages 23 and 24.

Likewise, the Company also intends for awards made under its various long-term incentive plans to qualify as “performance based” compensation under Section 162(m) of the Code to the maximum extent permitted under the 2010 Omnibus Plan. As with the annual bonus plan, eligibility to receive awards under the long-term incentive plans is dependent upon the Company’s operating income performance during the applicable performance period. For example, for the 2012 MSU Grant, the operating income threshold is $450.0 million over the three-year performance period. If these operating income performance goals are not met, then no award will be made under the applicable plan to any executive officer participating in the plan. If, however, the applicable operating income performance goal is met, then each participant in the applicable plan will become eligible to receive an equity award determined according to the performance criteria described under “ELEMENTS OF COMPENSATION PROGRAM—Long-Term Incentives,” above.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on its review and discussions of the CD&A with management, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for 2012.

This report has been submitted by the members of the Compensation Committee:

Coleman H. Peterson, Chair

Robert V. Dale

Richard J. Dobkin

Charles E. Jones, Jr.

Andrea M. Weiss

COMPENSATION TABLES AND INFORMATION

Summary Compensation Table

The following table sets forth information regarding the compensation for the Named Executive Officers during 2010, 2011 and 2012.

Name and Principle Position	Year	Salary(1)(2)	Stock Awards(3)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation(4)	Total
		($)	($)	($)	($)	($)	($)
Sandra B. Cochran, President & Chief Executive Officer	2012	$869,792	$2,421,606	$0	$1,051,144	$83,692	$4,426,234
	2011	$593,750	$1,659,163	$0	$542,984	$258,209	$3,054,106
	2010	$500,000	$742,488	$450,283	$1,000,000	$141,774	$2,834,545

Michael A. Woodhouse, Executive Chairman	2012	$788,447	$1,513,448	$0	$994,096	$137,227	$3,433,218
	2011	$1,100,000	$3,946,251	$0	$1,257,437	$133,756	$6,437,444
	2010	$1,000,000	$2,121,471	$1,286,522	$2,500,000	$29,108	$6,937,101

Lawrence E. Hyatt, Senior Vice President, Chief Financial Officer	2012	$475,000	$703,624	$0	$401,826	$2,160	$1,582,610
	2011	$277,083	$963,863	$0	$177,375	$50,975	$1,469,296

Nicholas V. Flanagan, Senior Vice President, Operations	2012	$314,792	$1,155,544	$0	$228,256	$6,623	$1,705,215

Douglas E. Barber, Executive Vice President, Chief People Officer	2012	$435,000	$644,390	$0	$367,988	$49,001	$1,496,379
	2011	$451,250	$967,331	$0	$323,160	$39,719	$1,781,460
	2010	$500,000	$848,579	$514,609	$1,000,000	$17,011	$2,880,199

Edward A. Greene, Senior Vice President Strategic Initiatives	2012	$364,619	$311,583	$0	$220,322	$18,007	$914,531
	2011	$364,619	$640,045	$0	$166,722	$15,349	$1,186,735

(1)	Ms. Cochran, our President and Chief Executive Officer, assumed her current position in September 2011. Prior to that, she served as our President and Chief Operating Officer from November 2010 through the end of the 2011 fiscal year. Ms. Cochran’s fiscal 2012 salary reflects a prorated amount based on Ms. Cochran’s service during fiscal 2012 as our President and Chief Operating Officer for six weeks, with a base salary of $625,000, and her service as our President and Chief Executive Officer for the remainder of the fiscal year, with a base salary of $900,000.
(2)	Mr. Woodhouse served as our Chairman and Chief Executive Officer through September 2011 and assumed his current position in September 2011. Mr. Woodhouse’s fiscal 2012 salary reflects a prorated amount based on Mr. Woodhouse’s service during fiscal 2012 as both our Chief Executive Officer, for six weeks, with a base salary of $1,100,000, and our Executive Chairman, for the remainder of the fiscal year, with a base salary of $750,000.
(3)	The amounts disclosed in this column reflect the aggregate grant date fair value of awards made in fiscal 2010, 2011 and 2012 calculated in accordance with Financial Accounting Standards Board Accounting Standard Code Topic 718 (“ASC Topic 718”). For performance-based awards, the aggregate grant date fair value has been determined assuming the probable outcome of the performance condition on the date of the grant (i.e., the achievement of the target performance level). Assuming an outcome of the performance conditions at the maximum level, the aggregate grant date fair values of the awards made in fiscal 2012 are as follows:

Name	Year	Aggregate Grant Date Fair Value at Maximum Performance Level
Sandra B. Cochran	2012	$4,359,970
Michael A. Woodhouse	2012	$2,724,886
Lawrence E. Hyatt	2012	$1,266,841
Nicholas V. Flanagan	2012	$1,810,337
Douglas E. Barber	2012	$1,160,189
Edward A. Greene	2012	$560,984

For information regarding the compensation cost of the awards and the assumptions used to calculate grant date fair value of the awards, see Note 11 to the Consolidated Financial Statements included or incorporated by reference in the Company’s Annual Reports on Form 10-K for fiscal 2012 and 2011, and Note 12 to the Consolidated Financial Statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for fiscal 2010.

(4)	The table below sets forth information regarding each component of compensation included in the “All Other Compensation” column of the Summary Compensation Table above.

		Life Insurance	Long-term Disability	Dividend Equivalents on Shares of Restricted Stock	Company Match Under Non- Qualified Deferred Compensation Plan	Company Match Under 401(k) Plan	Other (1)	Total
Sandra B. Cochran	2012	$990	$1,170	$34,867	$21,197	$0	$25,468	$83,692
Michael A. Woodhouse	2012	$990	$1,170	$99,619	$24,126	$0	$11,322	$137,227
Lawrence E. Hyatt	2012	$990	$1,170	$0	$0	$0	$0	$2,160
Nicholas V. Flanagan	2012	$932	$1,170	$0	$4,521	$0	$0	$6,623
Douglas E. Barber	2012	$990	$1,170	$39,848	$6,525	$0	$468	$49,001
Edward A. Greene	2012	$990	$1,170	$10,378	$5,469	$0	$0	$18,007

(1)	Includes (a) security system expenses as follows: Ms. Cochran – $468; Mr. Woodhouse – $322; Mr. Barber – $468; (b) reimbursement of legal fees associated with respect to employment agreements; Ms. Cochran – $25,000; Mr. Woodhouse – $10,000; and (c) a matching charitable gift for Mr. Woodhouse of $1,000 under our Board of Directors matching grant program. Under the matching grant program, we match up to $1,000 donated by our directors to a charitable organization of their choice.

Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of plan-based awards made to the Named Executive Officers during 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock of Units (#)(3)	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sandra B. Cochran		$260,938	$869,792	$1,739,584
	09/22/11				18,005	36,009	72,018		$1,455,124
	09/22/11					24,005	36,007		$966,482
Michael A. Woodhouse		$246,776	$822,587	$1,645,174
	09/22/11				11,253	22,505	45,010		$909,427
	09/22/11					15,002	22,503		$604,021
Lawrence E. Hyatt		$99,750	$332,500	$665,000
	09/22/11				5,232	10,463	20,926		$422,810
	09/22/11					6,975	10,462		$280,814
Nicholas V. Flanagan		$56,625	$188,750	$377,500
	09/22/11				1,906	3,812	7,624		$154,043
	09/22/11					2,541	3,812		$102,301
	09/12/11							10,000	$373,300
	05/07/12							10,000	$525,900
Douglas E. Barber		$91,350	$304,500	$609,000
	09/22/11				4,791	9,582	19,164		$387,209
	09/22/11					6,388	9,582		$257,181
Edward A. Greene		$54,693	$182,310	$364,620
	09/22/11				2,317	4,633	9,266		$187,220
	09/22/11					3,089	4,633		$124,363

(1)	The amounts shown reflect the possible aggregate payouts in respect of fiscal 2012 under the 2012 annual bonus plan at the “threshold,” “target” and “maximum” levels. Actual payouts for fiscal 2012 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For a discussion of the 2012 annual bonus plan and the fiscal 2012 payouts, see “Compensation Discussion and Analysis – Elements of Compensation Program – Annual Bonus Plan.”
(2)	The amounts shown reflect the possible payouts (at grant date fair value) for the LTPP Awards granted under the 2012 LTPP and MSU Grants awarded under the 2012 MSU Grant. The grant date fair value of these awards, based on the probable outcome of the relevant performance conditions as of the grant date (computed in accordance with ASC Topic 718) is the amount reported in the “Stock Awards” column of the Summary Compensation Table. No awards will be earned unless the Company’s operating income Section 162(m) threshold for the performance period is met. For a description of the Section 162(m) thresholds see “COMPENSATION DISCUSSION AND ANALYSIS – OTHER EXECUTIVE COMPENSATION POLICIES AND GUIDELINES – Section 162(m).” Once the threshold is met, the Named Executive Officers will be eligible to receive up to 200% of his or her 2012 LTPP target and up to 150% of his or her 2012 MSU Grant target. For a discussion of the 2012 Long-Term Incentive Program, see “COMPENSATION DISCUSSION AND ANALYSIS – ELEMENTS OF COMPENSATION PROGRAM—Long-Term Incentives.”

(3)	The amounts shown reflect two individual grants of restricted stock (10,000 shares each) to Mr. Flanagan in recognition of his promotion to Senior Vice President of Operations, his increased responsibilities and as a retention award to ensure his services for the foreseeable future. Each of these grants is subject to time-based vesting with (i) 10,000 shares vesting on September 12, 2014, and (ii) 10,000 shares vesting on May 7, 2015. Neither grant has voting rights prior to vesting.
(4)	The amounts disclosed in this column reflect the aggregate grant date fair value of the awards calculated in accordance with ASC Topic 718. For the performance-based awards (i.e., the LTPP Awards and MSU Grants), the aggregate grant date fair value has been determined assuming the probable outcome of the performance condition on the date of the grant (i.e., the achievement of the target performance level), excluding the effect of estimated forfeitures. For information regarding the compensation cost of the awards and the assumptions used to calculate grant date fair value of the awards, see Note 11 to the Consolidated Financial Statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for fiscal 2012.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding equity awards held by the Named Executive Officers as of August 3, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested ($)(12)
Sandra B. Cochran	25,000	0	0	$24.27	3/11/2019
	24,961	12,481	0	$31.58	9/10/2019
									18,004 24,005	(9) (10)	$ $	1,133,532 1,511,418
									18,352	(11)		$1,155,442

Michael A. Woodhouse	0	35,659	0	$31.58	9/10/2019
									11,252	(9)		$708,426
									15,003 43,650	(10) (11)	$ $	944,589 2,748,204

Lawrence E. Hyatt									5,231	(9)		$329,344
									6,975 5,716	(10) (11)	$ $	439,146 359,879
						8,000	(1)	$503,680

Nicholas V. Flanagan									1,906	(9)		$120,002
									2,541	(10)		$159,981
						3,500	(2)	$220,360
						10,000	(3)	$629,600
						10,000	(4)	$629,600

Douglas E. Barber	0	14,264	0	$31.58	9/10/2019
									4,791	(9)		$301,641
									6,388 10,699	(10) (11)	$ $	402,188 673,609

Edward A. Greene	0	3,715	0	$31.58	9/10/2019
									2,316	(9)		$145,815
									3,089 4,339	(10) (11)	$ $	194,815 273,183
						1,000	(5)	$62,960
						1,500	(6)	$94,440
						2,500	(7)	$157,400

(1)	Vests on January 3, 2014.
(2)	Vested on September 15, 2012.
(3)	Vests on September 12, 2014.
(4)	Vests on May 7, 2015.
(5)	Vests on November 1, 2013.
(6)	Vests on November 1, 2014.
(7)	Vests on November 1, 2015.
(8)	Reflects the aggregate market value determined based on a per share price of $62.96, the closing price for our common stock on August 3, 2012.
(9)	This award represents the 2012 LTPP Awards. The 2012 LTPP Award has a two year performance period, which ends on August 2, 2013. Actual awards are distributable, if at all, following the end of the performance period. The number of shares reflected assumes a threshold level of payout.
(10)	This award represents the 2012 MSU Grant. The 2012 MSU Grant has a three year performance period, which ends on August 1, 2014. Actual awards are distributable, if at all, following the end of the performance period. The number of shares reflected assumes a target level of payout.
(11)	This award represents the 2011 MSU Grant. The 2011 MSU Grant has a three year performance period, which ends on August 2, 2013. Actual awards are distributable, if at all, following the end of the performance period. The number of shares reflected assumes the maximum payout of 150% of target.
(12)	Reflects the aggregate market value of the LTPP Awards and MSU Grants determined based on a per share price of $62.96, the closing price for our common stock as quoted on the Nasdaq Global Select Market on August 3, 2012.

Option Exercises and Stock Vested

The following table sets forth information, for the Named Executive Officers, regarding (1) stock option exercises during 2012, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of restricted stock and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number Of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number Of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Sandra B. Cochran	—	—	46,985	$2,843,514
Michael A. Woodhouse	343,277	$7,417,304	86,625	$5,453,910
Lawrence E. Hyatt	—	—	—	—
Nicholas V. Flanagan	—	—	1,500	$62,385
Douglas E. Barber	31,397	$505,175	47,150	$2,709,064
Edward A. Greene	12,639	$173,213	28,462	$1,590,082

(1)	Value is based on the closing price of a share of the Company’s common stock as quoted by the Nasdaq Global Select Market on the exercise date, minus the cost of the option (i.e., the exercise price).
(2)	Value is based on the closing price of a share of the Company’s common stock as quoted by the Nasdaq Global Select Market on the vesting date.

Equity Compensation Plan Information

The following table sets forth information with respect to our equity plans as of August 3, 2012.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	Options - 320,301	$34.49	1,573,391
	Full Value - 401,883(2)	—	—

Equity compensation plans not approved by security holders(3)	Options - 83,656	$28.37	0
	Full Value - 0	—	—

Total	Options - 403,957	$33.22	1,573,391
	Full Value - 401,883(2)	—	—

(1)	As of August 3, 2012, options to purchase (i) 205,055 shares of our common stock at a weighted average exercise price of $34.11 per share were outstanding under the Amended and Restated Stock Option Plan, and (ii) 115,246 shares of our common stock at a weighted average exercise price of $35.15 per share were outstanding under the Cracker Barrel 2002 Omnibus Incentive Compensation Plan. No options have been granted under the 2010 Omnibus Plan.
(2)	Includes target awards under the 2011 and 2012 LTPP and 2011 and 2012 MSU Grants, representing a total of 321,693 shares of common stock. Actual share awards, if any, will be made at the end of the applicable performance period for each of these plans.
(3)	As of August 3, 2012, options to purchase 42,546 shares of our common stock at a weighted average exercise price of $32.06 per share were outstanding under the CBRL Group, Inc. 2000 Non-Executive Stock Option Plan.

Non-Qualified Deferred Compensation

We maintain a non-qualified deferred compensation plan for our executive officers and certain employees. The deferred compensation plan permits participants to voluntarily defer receipt of up to 50% of their compensation and up to 100% of their performance-based compensation. These deferrals are fully funded from deductions from the participants’ applicable payroll or bonus checks. Amounts deferred under the deferred compensation plan are payable in cash on the date or dates selected by the participant in accordance with the terms of the plan or on such other dates specified in the plan. Deferred amounts earn rates of return based on the performance of several investment alternatives selected by the participant. These investment alternatives mirror those available to all eligible employees under our 401(k) plan. We also provide a 25% match of the participants’ contributions up to 6% of their compensation (or, a maximum of 1.5% of their compensation, the same matching formula used in our 401(k) plan). The following table provides additional information regarding the deferred compensation accounts for each Named Executive Officer, including the voluntary contributions made by the Named Executive Officers and by us to the non-qualified deferred compensation plan during 2012 and the aggregate deferred compensation balance as of the end of our fiscal year ended August 3, 2012.

Name	Aggregate Balance at Beginning FYE ($)	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Sandra B. Cochran	$190,919	$112,545	$21,197	$23,503	$0	$348,164
Michael A. Woodhouse	$3,731,307	$398,689	$24,126	$418	$0	$4,154,540
Lawrence E. Hyatt	$0	$0	$0	$0	$0	$0
Nicholas V. Flanagan	$188,399	$36,983	$4,521	$11,873	$0	$241,776
Douglas E. Barber	$207,635	$32,625	$6,525	$10,923	$0	$257,708
Edward A. Greene	$67,457	$27,347	$5,469	$8	$0	$100,281

(1)	Executive contributions are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for 2012 in the Summary Compensation Table.
(2)	Company contributions are included in the “All Other Compensation” column for 2012 in the Summary Compensation Table.
(3)	The earnings reflected in this column represent investment earnings or losses from voluntary deferrals and Company contributions, as applicable, based on the results of the investment choices made by the Named Executive Officers. As noted above, the investment options available under the deferred compensation plan mirror the investment options that are available to all eligible employees in the 401(k) plan. Because the Named Executive Officers do not receive preferential or above-market rates of return under the deferred compensation plan, earnings under the deferred compensation plan are not included in the Summary Compensation table.
(4)	The following amounts from this column were reported in Summary Compensation Tables for prior fiscal years: Ms. Cochran, $307,814; Mr. Woodhouse, $1,627,923; Mr. Hyatt, $0; Mr. Flanagan $41,504; Mr. Barber $110,697 and Mr. Greene $60,108. These amounts reflect actual amounts reported and do not include accumulated earnings.

Potential Payments Upon Termination or Change in Control

Our Named Executive Officers are entitled to certain benefits in the event their employment is terminated under specified circumstances. Circumstances which would trigger payments and/or other benefits to certain of our Named Executive Officers include death, disability, termination of employment by us without cause, termination by the Named Executive Officer for good reason or a change in control of the Company.

In order for a Named Executive Officer to receive the payment and benefits to which he or she is entitled pursuant to any applicable employment agreement, our severance policy, or applicable management retention agreement, he or she must execute and deliver to us a release of claims against us in a form satisfactory to us. Named Executive Officers are subject to certain restrictive covenants (including, without limitation, non-competition, non-solicitation, non-disparagement and confidentiality covenants). In the event a Named Executive Officer breaches any applicable restrictive covenant, we will cease making any future payments or providing any other benefits to the Named Executive Officer and will also consider pursuing legal and equitable remedies available to us under any applicable employment agreement and applicable law.

The following table sets forth payments and benefits that may be received by our Named Executive Officers under any existing employment agreements, equity grant agreements, plans or arrangements, whether written or unwritten, in the event of termination for specified reasons and/or a change-in-control of the Company as contemplated in the management retention agreements. The following information has been prepared based on the assumption that the Named Executive Officer was terminated, or a change in control of the Company occurred, on August 3, 2012. The closing price for our common stock on August 3, 2012 was $62.96.

Name	Termination by Company without Cause(1)	Termination by Company for Cause before or after Change in Control	Death or Disability(2)	Termination by Named Executive Officer for Good Reason (or for Change in Duties or Compensation) before Change in Control(1)	Termination by Named Executive Officer for Good Reason (or for Change in Duties or Compensation) or by Company without Cause after Change in Control(2)
Sandra B. Cochran	$8,494,437	$0	$5,636,430	$11,543,441	$11,543,441
Michael A. Woodhouse	$10,254,445	$0	$7,269,008	$12,601,036	$12,601,036
Lawrence E. Hyatt	$505,000	$0	$1,774,802	$3,126,553	$3,126,553
Douglas E. Barber	$682,500	$0	$2,203,139	$5,247,191	$5,247,191
Nicholas V. Flanagan	$380,000	$0	$799,875	$2,964,735	$2,964,735
Edward A. Greene	$394,619	$0	$1,019,511	$2,185,232	$2,185,232

(1)	With respect to Ms. Cochran and Mr. Woodhouse, the applicable amounts are determined based on their respective employment agreements with us. With respect to the other Named Executive Officers, the applicable amounts are determined based on our severance plan.
(2)	With respect to Ms. Cochran and Mr. Woodhouse, the applicable amounts are determined based on their respective employment agreements with us. With respect to the other Named Executive Officers, the applicable amounts are determined based on the management retention agreements.

For additional information regarding payments required to be made to a Named Executive Officer pursuant to his or her employment agreement or any other arrangement with us in connection with a termination of employment and/or a change-in-control of the Company, please see the sections below that describe Ms. Cochran’s and Mr. Woodhouse’s respective employment agreements and the management retention agreements that are in place for Ms. Cochran and the other Named Executive Officers.

Director Compensation Table

The table below sets forth the 2012 compensation of non-employee directors, which is described in greater detail on page 13 of this proxy statement. We have no non-equity incentive plan for non-employee directors and, during 2012, no director received an option award or earned “above-market” (as that term is defined by the SEC) interest on any of his or her compensation that had been deferred.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total
Thomas H. Barr	$9,500	$0	$0	$0		$9,500
James W. Bradford	$103,502	$83,255	$0	$0		$186,757
Robert V. Dale	$164,197	$83,255	$0	$11,009	(3)	$258,761
Glenn A. Davenport	$9,500	$0	$0	$1,835	(3)	$11,335
Richard J. Dobkin	$131,000	$83,255	$5,906	$0		$220,161
Robert C. Hilton(5)	$37,298	$0	$0	$1,000	(4)	$38,298
Charles E. Jones, Jr.	$113,919	$83,255	$129,519	$4,317	(3)	$331,010
B.F. “Jack” Lowery	$95,000	$83,255	$139,052	$5,317	(3)(4)	$322,624
William W. McCarten	$94,411	$83,255	$0	$11,009	(3)	$188,675
Martha M. Mitchell	$110,500	$83,255	$29,241	$4,317	(3)	$227,313
Coleman H. Peterson	$103,581	$83,255	$0	$1,000	(4)	$187,836
Andrea M. Weiss	$96,500	$83,255	$114,096	$11,009	(3)	$304,860
Jimmie D. White(5)	$44,798	$0	$0	$0		$44,798

(1)	The amounts disclosed in this column reflect the aggregate grant date fair value of the restricted stock awards granted on December 20, 2011, calculated in accordance with ASC Topic 718. On December 20, 2011, in accordance with our director compensation policy described under “Board Of Directors and Committees—Compensation of Directors”, each non-employee director received a grant of shares of restricted stock having a value equal to $85,000, with the number of shares of restricted stock included in such grant to be determined based on the closing price of our common stock on December 20, 2011. These awards vest in their entirety one year from the date of the grant. For information regarding the compensation cost of the awards and the assumptions used to calculate grant date fair value of the awards, see Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for 2012. The non-employee director will receive no dividends or other distributions with respect to the shares of restricted stock he or she holds.
(2)

At fiscal year-end, the aggregate number of outstanding stock awards and outstanding option awards held by each non-employee director was as follows: Mr. Bradford—1,728 shares of restricted stock; Mr. Dale —

4,011 shares of restricted stock; Mr. Dobkin—6,373 option shares and 4,001 shares of restricted stock; Mr. Hilton—7,000 option shares; Mr. Jones—33,110 option shares and 4,001 shares of restricted stock; Mr. Lowery—4,001 shares of restricted stock; Mr. McCarten—1,728 shares of restricted stock; Ms. Mitchell—15,000 option shares and 4,001 shares of restricted stock; Mr. Peterson—1,728 shares of restricted stock; Ms. Weiss—12,000 option shares and 4,001 shares of restricted stock; and Mr. White—7,667 option shares
(3)	Reflects cost to the Company of providing medical, prescription and dental insurance benefits to the director.
(4)	Reflects matching of charitable donations pursuant to our Board of Directors matching grant program. Under the matching grant program, we match up to $1,000 donated by our directors to a charitable organization of their choice.
(5)	Messrs. Hilton and White retired from the Board effective immediately prior to the 2011 Annual Meeting on December 20, 2011.

Ms. Cochran, our President and Chief Executive Officer, and Mr. Woodhouse, our Executive Chairman were compensated pursuant to their respective employment agreements and certain benefit plans described above under “EXECUTIVE COMPENSATION” above. They did not receive additional benefits as a result of their service on our Board of Directors.

Employment and Other Agreements

Employment Agreement with Named Executive Officers

We currently have employment agreements with Ms. Cochran and Mr. Woodhouse, each of which is discussed in more detail below.

Employment Agreement with Sandra B. Cochran

Under Ms. Cochran’s employment agreement, she serves as our President and Chief Executive Officer. Ms. Cochran’s employment agreement provides for a term of four years, expiring September 11, 2015.

Pursuant to Ms. Cochran’s employment agreement, in 2012 she received an annual base salary of $900,000 and an annual bonus opportunity with a target of 100% of annual base salary. Additionally, with respect to any of our long-term incentive plans, all grants under which are currently performance-based, Ms. Cochran’s target LTPP and MSU percentages under each plan were each 125% of annual base salary in 2012. Future annual bonus and long-term incentive awards to Ms. Cochran will be set each year by the Compensation Committee. Ms. Cochran’s employment agreement provides that any of her “incentive-based compensation” (as such term is defined in the Exchange Act) will be subject to clawback by us in the manner required by the Exchange Act, as determined by the applicable SEC rules. Ms. Cochran is eligible to participate in the benefit programs generally available to our senior executive officers.

Ms. Cochran is also entitled to severance and change in control benefits under the terms of her employment agreement. In the event that Ms. Cochran’s employment is terminated by the Company without cause or terminated by Ms. Cochran with good reason, Ms. Cochran will be entitled to receive (1) a lump sum payment of accrued obligations, including, among other things, annual base salary through the date of termination to the extent not previously paid and the pro-rata portion of the amounts payable under any then existing incentive or bonus plan applicable to Ms. Cochran for the portion of the year in which the termination occurs (“accrued obligations”); (2) one and a half times the sum of (x) then current annual base salary and (y) target current year bonus, payable in installments ratably over 24 months; and (3) a continuation of life, medical and disability insurance benefits for 24 months. Additionally, Ms. Cochran’s agreement provides for acceleration of vesting of certain equity awards held by Ms. Cochran at the time of termination without cause or with good reason.

In the event that a change in control of the Company occurs prior to the expiration of the term of Ms. Cochran’s employment agreement, and her employment is terminated without cause or terminated by Ms. Cochran with good reason within 90 days prior to or two years following the change in control, Ms. Cochran will be entitled to receive (1) a lump sum payment of accrued obligations; (2) a lump sum payment of three times the sum of (x) then current annual base salary and (y) target current year bonus; and (3) a continuation of life, medical and disability insurance benefits for 24 months. Additionally, Ms. Cochran’s agreement provides for acceleration of vesting of certain equity awards held by Ms. Cochran at the time of termination without cause or with good reason in connection with a change in control.

Pursuant to the terms of Ms. Cochran’s employment agreement, if we cease to employ Ms. Cochran in the capacity of Chief Executive Officer at any time following the expiration of the four-year term of her employment agreement, then we will pay Ms. Cochran one and a half times her annual base salary in installments ratably over 18 months.

The payment of the foregoing severance and change in control benefits, exclusive of certain accrued obligations, is subject to execution by Ms. Cochran of a release of claims against us.

Ms. Cochran will be subject to non-competition, non-solicitation and confidentiality covenants following the termination of her employment.

For quantitative disclosure regarding estimated payments and other benefits that would have been received by Ms. Cochran or her estate if her employment had terminated on August 3, 2012, the last business day of 2012, under various circumstances, see “Potential Payments Upon Termination or Change in Control” above.

The terms were negotiated by the Compensation Committee, with the assistance of Cook & Co., and Ms. Cochran, each of whom was represented by separate independent legal counsel.

Employment Agreement with Michael A. Woodhouse

Pursuant to Mr. Woodhouse’s employment agreement, which governs his service as our Executive Chairman, in 2012 he received an annual base salary of $750,000 and an annual bonus opportunity with a target of 100% of annual base salary. Additionally, with respect to any of our long-term incentive plans, Mr. Woodhouse’s target MSU and LTPP percentages under each plan was 75% of annual base salary. Mr. Woodhouse’s employment agreement provides that any of his “incentive-based compensation” (as such term is defined in the Exchange Act) will be subject to clawback by us in the manner required by the Exchange Act, as determined by the applicable SEC rules. Mr. Woodhouse is eligible to participate in the benefit programs generally available to our senior executive officers.

In the event that a change in control of the Company occurs during the term of Mr. Woodhouse’s employment agreement, and his employment is terminated without cause or terminated by Mr. Woodhouse with good reason within 90 days prior to or 15 months following the change in control, Mr. Woodhouse will be entitled to receive (1) a lump sum payment of accrued obligations; (2) a lump sum payment of two times the sum of (x) average annual base salary for the five years prior to his termination and (y) greater of (A) actual annual incentive bonus earned in the fiscal year prior to the current fiscal year or (B) target annual incentive bonus for the year in which his termination occurs; and (3) a continuation of life and medical insurance benefits until the later of (x) 18 months after the date of the termination of Mr. Woodhouse’s employment, or (y) the expiration of the term of the employment agreement. Additionally, Mr. Woodhouse’s employment agreement provides for acceleration of vesting of certain equity awards held by Mr. Woodhouse at the time of termination without cause or with good reason in connection with a change in control.

The terms of the employment agreement were negotiated by the Compensation Committee, with the assistance of Cook & Co., and Mr. Woodhouse, each of whom was represented by separate independent legal counsel.

On August 6, 2012, Mr. Woodhouse entered into an amendment (the “Amendment”) to his employment agreement. Pursuant to the Amendment, he will retire as Executive Chairman effective November 7, 2012 (the “Term”, as defined by the Amendment to be the period of employment from September 12, 2011 through November 7, 2012).

Pursuant to the Amendment, upon Mr. Woodhouse’s retirement from the Company, he will (i) forfeit (regardless of corporate achievement of performance milestones) all awards of MSU Grants under the Company’s 2011 MSU Grant that were scheduled to vest in August 2013, (ii) receive a pro rata award of performance shares and MSU Grants under the Company’s 2012 Long-Term Incentive Program based on service through the end of the Term and (iii) receive, with respect to any additional long term incentive plan established by the Company during the Term, a pro rata award based on service through the end of the Term. Pursuant to the Amendment, Mr. Woodhouse shall also receive, subject to his completion of service through the end of the Term, a cash payment of $900,000, payable following execution of a release of claims.

The terms of the Amendment were negotiated by Messrs. Bradford and Peterson, on behalf of the Board of Directors, reviewed by the Compensation Committee, with the assistance of Cook & Co., and Mr. Woodhouse, each of whom was represented by separate independent legal counsel, and is in exchange for compliance with future restrictive covenants and clarification and proration of certain equity awards, including forfeiture of the 2011 MSU Grant and proration of other grants, as described above. In addition, the Company provided reimbursement of $25,000 in legal fees incurred by Mr. Woodhouse associated with the negotiation of the Amendment and related matters and COBRA premium payments for up to 18 months following the Term.

For quantitative disclosure regarding estimated payments and other benefits that would have been received by Mr. Woodhouse or his estate if his employment had terminated on August 3, 2012, the last business day of 2012, under various circumstances, see “Potential Payments Upon Termination or Change in Control” above.

Severance Plan and Management Retention Agreements

We have a severance plan that applies to our Named Executive Officers without employment contracts. Under the severance plan, executives receive, depending upon seniority, up to 18 months’ base salary (plus one additional week of base salary for each year of service in excess of 15 years) as a result of termination of their employment by us other than for “cause,” which is defined in the severance plan. The severance plan is based on recommendations from Cook & Co., our independent, outside compensation consultant, and is designed to encourage retention of key employees.

In addition, effective May 22, 2012, all of our executive officers, other than Ms. Cochran and Mr. Woodhouse, whose agreements are described on pages 40 and 41 of this proxy statement and govern their arrangements relating to severance and/or a change in control of the Company, have entered into management retention agreements that provide certain benefits in the event of a change in control followed by the termination of the executive officer’s employment. The terms of these agreements and the benefits they provide are described on pages 28 and 29 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

During 2012, Messrs. Peterson, Dale, Dobkin and Jones and Ms. Weiss served as members of our Compensation Committee. None of the members of the Compensation Committee (1) was an officer or employee of the Company during 2012, (2) was formerly an officer of the Company, or (3) had any relationships requiring disclosure by us under applicable SEC regulations. None of our executive officers has served on the Board of Directors or on the Compensation Committee of any other entity any of whose executive officers served either on our Board of Directors or on our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Our Board of Directors has assigned responsibility for reviewing related party transactions to the Audit Committee. The Audit Committee has adopted a written policy pursuant to which all transactions between us or our subsidiaries and any director or officer must be submitted to the Audit Committee for consideration prior to the consummation of the transaction. In addition, the directors are required annually to complete a detailed questionnaire that is designed to elicit disclosure of any potential related party relationships or transactions and to ensure that directors meet the applicable requirements established by Nasdaq and the SEC. The Audit Committee reports to our Board of Directors, for its review, on all related party transactions considered.

During 2012, there have not been any transactions or business relationships in which we were a participant and in which any of our executive officers, directors or director nominees had a material interest that would require disclosure under applicable SEC regulations, and no transactions requiring such disclosure are currently proposed, except for the following:

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A Cracker Barrel store location in Macon, Georgia is owned and leased to the Company by a limited liability company that is wholly owned by the adult children of Mr. Lowery, one of our directors who is not standing for election to the Board. Mr. Lowery himself has no direct ownership interest in the limited liability company or the property. The lease for the store location is subject to ordinary commercial terms that were originally negotiated on an arm’s length basis in 1981. The lease was most recently renewed in November 2011 for a five-year term and will expire, or be renewable for a further five-year term at the Company’s option, on June 1, 2016. In 2012, the Company’s total expenditures under the lease, which were comprised of base rent plus a percentage of total sales at the store location, were $191,410.

Code of Ethics

With respect to conflicts of interest that may arise from time to time between us and any of our executive officers or directors, our Code of Business Conduct and Ethics states that if the alleged violation involves an executive officer or a director, the Chief Executive Officer and the Board of Directors, respectively, will determine whether a violation of the Code of Business Conduct and Ethics has occurred and, if so, will determine the disciplinary measures to be taken against that executive officer or director. The directors expect that each of them will disclose actual or potential conflicts of interest. Not less than annually, each director affirms the existence or absence of actual or potential conflicts, and that affirmation is reported to the Nominating and Corporate Governance Committee and to the Audit Committee.

Our Board of Directors has adopted the Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The Financial Code of Ethics is posted on our Internet website at www.crackerbarrel.com under “Investors—Corporate Governance.” Any amendments to, or a waiver from, a provision of the Financial Code of Ethics will be posted on our Internet website.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The United States securities laws require our executive officers, directors, and greater than 10% shareholders to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and with us. Based upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and with respect to 2011 and written representations by our directors, executive officers and 10% shareholders, we believe that each such person filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act with respect to 2012, with the exception of one late report filed by each of Ms. Cochran and Messrs. Woodhouse, Barber and Greene reporting the acquisition of shares awarded under the Company’s 2010 Long-Term Incentive Program and one late report by Mr. Flanagan reporting the disposition of shares.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information for those who, as of September 27, 2012, were known by us to beneficially own more than 5% of our common stock. Percentage computations are based on 23,642,398 shares of our common stock outstanding as of September 21, 2012.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Biglari Holdings Inc. 175 East Houston Street, Suite 1300 San Antonio, Texas 78205	4,091,037	(1)	17.3%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,471,278	(2)	6.2%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,245,611	(3)	5.3%

(1)	Based solely on a Form 4 filed by Biglari Holdings Inc. on September 19, 2012.
(2)	Based solely on Schedule 13F filed by BlackRock, Inc. for the quarter ended June 30, 2012.
(3)	Based solely on Schedule 13F filed by The Vanguard Group, Inc. for the quarter ended June 30, 2012.

Security Ownership of Management

The following table presents information regarding the number of shares of our common stock beneficially owned, as of September 27, 2012, by each of our directors, each of our Named Executive Officers, and by our current directors and executive officers as a group. Unless otherwise noted, these persons have sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class
Sandra B. Cochran	71,908	*
Michael A. Woodhouse	430,027	1.8%
Lawrence E. Hyatt	6,257	*
Douglas E. Barber	19,493	*
Edward A. Greene	6,692	*
Nicholas V. Flanagan	1,074	*
Thomas H. Barr	0	*
James W. Bradford	1,000	*
Robert V. Dale	14,271	*
Glenn A. Davenport	0	*
Richard J. Dobkin	18,962	*
Norman E. Johnson	0	*
Charles E. Jones, Jr.	55,414	*
B. F. “Jack” Lowery	16,256	*
William W. McCarten	0	*
Martha M. Mitchell	27,753	*
Coleman H. Peterson	0	*
Andrea M. Weiss	20,667	*

All executive officers and directors as a group (22 persons)	694,572	2.9%

*	Less than one percent.
(1)	Includes the following number of shares of restricted stock and shares subject to options exercisable by the named holders within 60 days:

Michael A. Woodhouse	35,659
Richard J. Dobkin	6,373
Charles E. Jones, Jr.	33,110
Martha M. Mitchell	15,000
Andrea M. Weiss	12,000
All executive officers and directors as a group (22)	102,975

The shares of restricted stock described in this note are considered outstanding for the purpose of computing the percentage of outstanding Cracker Barrel common stock owned by each named individual and by the group. They are not considered outstanding for the purpose of computing the percentage ownership of any other person.

PROPOSAL 1: ELECTION OF DIRECTORS

Background to the Board’s Recommendation in Favor of the Company’s Nominees

During 2011 and 2012, our Board of Directors’ multi-year succession planning process culminated in a number of significant changes to both our management team and our Board of Directors. Effective September 2011, our Board of Directors appointed Ms. Cochran as our President and Chief Executive Officer and elected her to the Board of Directors. Our former Chief Executive Officer, Mr. Woodhouse, was appointed to serve as our Executive Chairman pursuant to an employment agreement with a term expiring on November 30, 2012. On August 6, 2012, Mr. Woodhouse entered into an amendment to his employment agreement pursuant to which he will retire as Executive Chairman and resign from the Board of Directors effective November 7, 2012.

Meanwhile, during 2011 and 2012 five further members of the Board in addition to Mr. Woodhouse retired or announced their intention to do so, with two directors retiring effective immediately prior to the 2011 Annual Meeting and four directors (including Mr. Woodhouse) retiring at or shortly prior to the Annual Meeting. During the past two years, the Board’s significant efforts to identify and review qualified candidates for Board membership resulted in the addition of six highly qualified independent directors who have brought valuable leadership, corporate governance and restaurant and food service industry experience to the Board:

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Coleman Peterson (joined June 2011)—President and Chief Executive of Hollis Enterprises, LLC, a human resources consulting firm he founded in 2004 following his retirement as the Chief People Officer of Wal-Mart Stores, Inc.;

•	Jim Bradford (joined July 2011)—an experienced corporate executive and dean and Ralph Owen Professor for the Practice of Management at Vanderbilt University’s Owen Graduate School of Management;

•	Bill McCarten (joined August 2011)—Founder and Chairman of DiamondRock Hospitality Company, a lodging-focused Real Estate Investment Trust;

•	Tom Barr (joined May 2012)—Vice President of Global Coffee at Starbucks Corporation;

•

Glenn Davenport (joined May 2012)—former Chairman and Chief Executive Officer of Morrison Management Specialists, a food service company that provides food, nutrition and dining services to healthcare systems and senior living communities in 41 states; and

•

Norm Johnson (joined August 2012)—Executive Chairman and former Chief Executive Officer of CLARCOR Inc., a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in both domestic and international markets.

With the addition of Ms. Cochran to the Board at the time of her appointment as our Chief Executive Officer, this means that seven of the ten nominees for election to the Board at the Annual Meeting have joined the Board during the 18 months prior to the Annual Meeting. One of these Board members, Mr. Bradford, will assume the role of Chairman of our Board of Directors on November 7, 2012, following the retirement of Mr. Woodhouse. In addition to the fresh perspective that this significant succession brings to the Board, we believe these directors also bring to the Board a diverse and complementary mix of experience and expertise both in the restaurant and related industries and elsewhere, and that they will continue to contribute substantial executive leadership and insight from their respective fields to a stronger Board of Directors that will be well-suited to lead the Company into the future.

We believe that each of our ten nominees has professional experience in areas that are highly relevant to our strategy and operations and offers valuable leadership skills and diverse insight at a critical time for the Company. Among the range of experiences, our nominees’ backgrounds reflect, among others, the following experiences: six of our directors have significant leadership skills having served as chief executive officers/presidents of significant business operations; at least three nominees have substantial financial background, having served as a chief financial officer or principal accounting officer of a large business organization or a partner in a major national independent accounting firm; and a significant number of our nominees have meaningful industry expertise in retail, restaurant and/or food service operations, consulting, financial/industry analyst services, and human resources in complex business organizations. We also believe that our ten nominees have other attributes necessary to create an effective board: strong personal and professional ethics, integrity and values; keen vision and long-term strategic perspective; practical judgment and proven decision-making skills; the ability to devote significant time to serve on our Board of Directors and its committees and to work in a collaborative manner with other board members; and an unwavering commitment to representing the long-term interests of all our shareholders.

Background to Potential Contested Solicitation

On June 13, 2011, Biglari Holdings filed a Schedule 13D with the SEC reporting beneficial ownership by Biglari Holdings and its affiliates of approximately 9.7% of our common stock. Following this initial filing, representatives of the Company had several meetings with Sardar Biglari, Biglari Holdings’ chairman and chief executive officer, and Philip Cooley, Biglari Holdings’ vice chairman, in which, among other things, Mr. Biglari requested that he and Mr. Cooley be invited to join the Company’s Board of Directors. Following significant deliberation, the Board unanimously determined that it would not be in the best interests of the Company and its shareholders to invite Messrs. Biglari and Cooley to join the Board, but instead authorized representatives of the Company to convey to Biglari Holdings a settlement offer to add two independent directors who would be proposed by Biglari Holdings and would not be affiliated with Biglari Holdings or another restaurant company. Biglari Holdings ultimately rejected the Company’s settlement offer and instead commenced a proxy contest to seek the election of Mr. Biglari to the Board at the 2011 Annual Meeting of Shareholders. At the 2011 Annual Meeting, the Company’s nominee who was targeted by Biglari Holdings was elected with an approximate margin of 64% of the vote versus approximately 36% of the vote in favor of Mr. Biglari. All the Company’s other nominees were elected with higher vote totals. The Company also adopted a shareholder rights plan on September 22, 2011 that prevented Biglari Holdings from acquiring more than 10% of the Company’s outstanding common stock, but this rights plan was not approved by shareholders at the 2011 Annual Meeting and, accordingly, expired by its terms.

In the months following the 2011 Annual Meeting of Shareholders, Biglari Holdings and its affiliates continued to acquire additional shares of the Company’s common stock. By early April 2012, Biglari Holdings had accumulated over 16% of the Company’s issued and outstanding common stock. In light of these continued acquisitions and after careful consideration of the resulting possibility that Biglari Holdings could accumulate a substantial—and potentially controlling—position in our common stock through market purchases that would not reflect a control premium offered to all of our shareholders, our Board of Directors adopted a new shareholder rights plan (please see “PROPOSAL 2: APPROVAL OF SHAREHOLDER RIGHTS PLAN” beginning on page 56 below).

On April 19, 2012, Mr. Biglari issued an open letter to Cracker Barrel’s shareholders, in which, among other things, he articulated his views on the Company’s performance and reiterated his belief in his “right to hold leadership positions on the Board.” Following Mr. Biglari’s open letter, Biglari Holdings and affiliates continued their accumulation of the Company’s common stock, which resulted in their collectively owning approximately 17.3% of the Company’s issued and outstanding common stock.

On August 13, 2012, Messrs. Biglari and Cooley and Ms. Cochran and Lawrence E. Hyatt, our Senior Vice President and Chief Financial Officer, spoke via teleconference at Mr. Biglari’s request. During that conversation, Mr. Biglari reiterated his position that he and Mr. Cooley should be invited to join the Board. He also asked for a meeting with Mr. Bradford, who had recently been elected by the Board to assume the role of Chairman of the Board of Directors following the retirement of Mr. Woodhouse, the current Executive Chairman, in November 2012.

On August 16, Messrs. Biglari and Cooley met with Mr. Bradford and Mr. McCarten, another one of our independent directors and a member of our Nominating and Corporate Governance Committee, in Nashville, Tennessee. During the meeting, Mr. Biglari again stated his desire to have Mr. Cooley and himself join the Board, and said that Biglari Holdings would be submitting nominations of both of them to the Company formally. That same afternoon, Biglari Holdings and affiliates delivered to the Secretary of the Company a notice nominating Messrs. Biglari and Cooley for election to the Board at the Annual Meeting.

Following receipt of Biglari Holdings’ nominations and significant deliberation by both the Nominating and Corporate Governance Committee and the full Board of Directors, both the Committee and the Board unanimously determined on August 30, 2012 that it would not be in the best interests of the Company and its shareholders to invite Messrs. Biglari and Cooley to join the Board. The Committee and the Board took into consideration many factors in making their determination, including significant business and legal concerns relating to the fact that both Messrs. Biglari and Cooley are directors (and Mr. Biglari is the chief executive officer) of what the Company views as a competing restaurant company, recent significant changes to the Company’s Board and management, the Company’s operating and financial results during 2012 and continuing uncertainty over Mr. Biglari’s ultimate agenda.

On September 4, 2012, representatives of the Company conveyed the Board’s decision to representatives of Biglari Holdings. In the same conversation, the Company representatives outlined the terms of a proposed settlement offer on behalf of the Company in an effort to avoid the potential distraction and expense of a second proxy contest. Under the settlement offer, the Board proposed terms similar to those of the offer made to Biglari Holdings the previous year: to add two independent directors who would be proposed by Biglari Holdings, would not be affiliated with Biglari Holdings or another restaurant company that competes with Cracker Barrel (a more permissive condition than that included in the previous year’s settlement offer) and would be appointed to the Board so long as they met the director qualifications set forth in the Company’s Corporate Governance Guidelines. In return, Biglari Holdings and its affiliates would withdraw the nominations of Messrs. Biglari and Cooley, agree to vote for the Company’s nominees at the Annual Meeting (which would include the two Biglari Holdings designees) and agree not to call for or support any call for a special meeting of the Company’s shareholders prior to the 2013 annual meeting of shareholders. On September 5, 2012, the Company sent a letter memorializing the settlement offer. That same day, Biglari Holdings issued a press release indicating its rejection of the Company’s offer. On September 6, 2012, the Company issued a press release confirming publicly that the settlement offer had been made, as well as summarizing its terms.

On September 12, 2012, Biglari Holdings delivered a letter to the Company requesting, under Tennessee law, certain information relating to various lists of shareholders. On September 19, 2012, the Company made available to representatives of Biglari Holdings the requisite responsive shareholder list information, noting in its response that certain requested information, such as a list of non-objecting beneficial owners of the Company’s common stock, was not being provided because the Company did not have such information in its possession, but that such information would be provided promptly if the Company should acquire it in the future.

On September 20, 2012, Biglari Holdings filed with the SEC a preliminary proxy statement indicating its nominations of Messrs. Biglari and Cooley.

On September 25, 2012, the Antitrust Division of the U.S. Department of Justice (“Antitrust Division”) and the Federal Trade Commission (“FTC”) filed a complaint in the U.S. District Court for the District of Columbia alleging that Biglari Holdings violated the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the acquisition of Cracker Barrel common stock in June 2011. With the complaint, the Antitrust Division and the FTC also filed a stipulation and proposed final judgment pursuant to which Biglari Holdings agreed to pay a civil penalty of $850,000 to settle the allegations.

Board Structure

Pursuant to our Charter, our Board of Directors must consist of at least five directors, but the exact number is set by a majority of the Board of Directors. The Board of Directors currently has fixed the size of the Board of

Directors at 14. Except for Messrs. Dale, Lowery, Jones and Woodhouse, who have informed Cracker Barrel of their decision to retire and not to stand for election, all of the current members of our Board of Directors are nominees for election to the Board. None of the retiring directors’ respective decisions are due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Prior to the Annual Meeting, Messrs. Dale, Lowery, Jones and Woodhouse will resign, and the size of our Board of Directors will be set at ten directors by action of our Board of Directors pursuant to our Bylaws.

Director Nominations and Qualifications

The Nominating and Corporate Governance Committee identifies, recruits and recommends to the Board only those candidates that the Nominating and Corporate Governance Committee believes are qualified to become Board members consistent with the criteria for selection of new directors adopted from time to time by the Board. We endeavor to have a Board of Directors representing diverse experience at policy-making levels in business, marketing, finance and other areas that are relevant to our business. The Nominating and Corporate Governance Committee recommends candidates, including those submitted by shareholders, only if the Nominating and Corporate Governance Committee believes that the candidate’s knowledge, experience and expertise would strengthen the Board of Directors and that the candidate is committed to representing the long-term interests of all of our shareholders. A majority of the Board of Directors must consist of independent directors (as defined by Nasdaq’s listing standards and our Corporate Governance Guidelines).

The Nominating and Corporate Governance Committee assesses a candidate’s independence, background and experience, as well as the Board’s current needs in terms of director experience, skills and diversity. The Nominating and Corporate Governance Committee recommends appropriate candidates with the goal that the Board of Directors be comprised of qualified individuals with education and experience appropriate to guide the Company in meeting its legal, financial, operational and societal objectives. Individual directors and any person nominated to serve as a director should possess the highest moral integrity and should generally have had significant managerial experience in the form of being a current or former senior executive of a publicly traded or privately held company or similar business experience or training. With respect to incumbent directors selected for re-election, the Nominating and Corporate Governance Committee assesses each director’s contributions, attendance record at Board of Directors and applicable committee meetings and the suitability of continued service. Under our Corporate Governance Guidelines, no person may be considered for board membership if such person is: (i) an employee or director of a company in significant competition with the Company; (ii) an employee or director of a major or potentially-major customer, supplier, contractor, counselor or consultant of the Company; (iii) a recent employee of the Company (other than a former Chief Executive Officer of the Company); or (iv) an executive officer of a company on whose board an employee of the Company serves.

Below we identify and describe the key experience, qualifications and skills our directors bring to the Board of Directors that are important in light of the Company’s business and structure. The directors’ experiences, qualifications and skills that the Nominating and Corporate Governance Committee considered in their nomination are included in their individual biographies.

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Leadership Experience. We believe that directors with experience in significant leadership positions over a long period of time, especially chief executive officer positions, provide the Company with strategic thinking and multiple perspectives. These people generally possess excellent leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management, the methods to promote change and growth and the ways to respond to changes in market conditions.

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Financial Experience. We believe that an understanding of finance and financial reporting processes is important for our directors. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and auditing are critical to our success and developing shareholder confidence in our reporting processes that are required by the U.S. federal securities laws. Directors with financial experience are critical to ensuring effective oversight of our financial measures and processes; accordingly, we expect all of our directors to be financially literate.

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Industry Experience. As a company that relies upon the strength of our brand, we seek directors who are familiar with the restaurant and retail industries, have marketing and retail experience and who have brand-building expertise.

Diversity

In evaluating potential candidates for Board membership, the Nominating and Corporate Governance Committee considers, among other things, independence, character, ability to exercise sound judgment, diversity of age, gender and ethnic background and professional experience. The Board of Directors believes in a governing style that emphasizes respect for diversity in perspective and includes individuals from diverse backgrounds. The Board of Directors believes that diversity is important because varied points of view contribute to a more effective, engaged Board of Directors and better decision-making processes.

Director Nominees

The nominees for our Board of Directors are: Thomas H. Barr, James W. Bradford, Sandra B. Cochran, Glenn A. Davenport, Richard J. Dobkin, Norman E. Johnson, William W. McCarten, Martha M. Mitchell, Coleman H. Peterson and Andrea M. Weiss. Ms. Cochran, our President and Chief Executive Officer, is the only nominee who holds a management position with the Company. All other nominees have been determined to be independent under Nasdaq’s listing standards and our Corporate Governance Guidelines. If elected, each nominee would hold office until the 2013 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. If a director nominee becomes unwilling or unable to serve, proxies may be voted for a substitute nominee designated by our Board of Directors. Each of the nominees has consented to being named in this proxy statement and has agreed to serve, if elected. There are no family relationships between any of the nominees or executive officers.

Thomas H. Barr, age 44, first became one of our directors in May 2012. Since 2005, Mr. Barr has served as Vice President, Global Coffee, at Starbucks Corporation (Nasdaq: SBUX) and has been a member of the Starbucks marketing and products team since 2000 with responsibility for Starbucks’ U.S. retail coffee business. During his 11-year career with Starbucks, Mr. Barr has led North American Marketing, U.S. Product Management and U.S. Food categories in senior executive roles.

Director Qualifications:

•	Leadership Experience—Vice President, Global Coffee at Starbucks; served in North American Marketing, U.S. Product Management, and U.S. Food Starbucks categories in senior executive roles.

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Industry Experience—significant knowledge in our industry as senior executive officer particularly in the areas of product and menu management, pricing decision-making and innovation of a company that successfully combined both coffee and retail shops under the same roof. We believe Starbucks’ emphasis on beverages sold through counter service distinguishes it from Cracker Barrel’s business model and therefore is not considered a competitor of the Company. Nevertheless, we believe Mr. Barr’s experience and expertise in product and brand management add significant value to our Company.

James W. Bradford, age 65, first became one of our directors in July 2011. Since March 2005, Mr. Bradford has served as dean and Ralph Owen Professor for the Practice of Management at Vanderbilt University’s Owen Graduate School of Management. From 2002-2004, Mr. Bradford served as associate dean of Corporate Relations and Clinical Professor of Management at Vanderbilt University’s Owen Graduate School of Management. An experienced corporate executive, Mr. Bradford previously served as President and Chief Executive Officer of United Glass Corporation, a consolidation of glass fabricators in the United States and Canada, from 1999 to 2001. He previously served from 1992 to 1999 as President and Chief Executive Officer of AFG Industries Inc., which during his tenure was North America’s largest vertically integrated glass manufacturing and fabrication company and was traded on the New York Stock Exchange (the “NYSE”). Mr. Bradford presently serves on the boards of directors of CLARCOR Inc. (NYSE: CLC), Genesco, Inc. (NYSE: GCO), and Granite Construction, Inc. (NYSE: GVA).

Director Qualifications:

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Leadership Experience—former President and Chief Executive Officer of United Glass Corporation; former President and Chief Executive Officer of AFG Industries Inc.; serves on the boards of directors of CLARCOR Inc., Genesco, Inc., and Granite Construction, Inc.; serves on the Compensation Committee of the board of directors of CLARCOR Inc.

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Financial Experience—served as Chairman of the Finance Committee of the board of directors of Genesco, Inc.; serves on the Audit & Compliance Committee of the board of directors of Granite Construction, Inc.

Sandra B. Cochran, age 54, Ms. Cochran has served as a director and as President and Chief Executive Officer of the Company since September 12, 2011. From April 2009 until November 2010, Ms. Cochran served as Executive Vice President and Chief Financial Officer of the Company and was named President and Chief Operating Officer of the Company on November 3, 2010. Ms. Cochran previously served from February 2004 until April 2009 as Chief Executive Officer of Books-A-Million, Inc. (Nasdaq: BAMM) (“Books-A-Million”), a leading book retailer in the southeastern United States.

Director Qualifications:

•	Leadership Experience—President and Chief Executive Officer of the Company; served as Chief Executive Officer of Books-A-Million.

•	Financial Experience—served as Chief Financial Officer of the Company; served as Chief Financial Officer of Books-A-Million and as Vice President, Corporate Finance of SunTrust Securities, Inc.

•	Industry Experience—various leadership positions at the Company since 2009.

Glenn A. Davenport, age 59, first became one of our directors in May 2012. Mr. Davenport was the Chairman and Chief Executive Officer of Morrison Management Specialists, a food service company that provides food, nutrition and dining services to healthcare systems and senior living communities in 41 states, from 1994 until his retirement in 2006. Mr. Davenport is currently a board member for Pate Dawson Company, a private national food distributor, and Team Health Holdings, Inc. (NYSE: TMH), a supplier of outsourced healthcare professional staffing. From March 2007 to February 2009, Mr. Davenport was President of Horizon Software International, LLC, a company specializing in food service technology.

Director Qualifications:

•	Leadership Experience—served as Chairman and Chief Executive Officer of Morrison Management Specialists; member of the board of directors of Team Health Holdings, Inc. and Pate Dawson Company.

•

Industry Experience—seasoned, well-respected executive with a 33-year history in our industry both as an executive and board member of publicly traded companies; extensive experience in software, services and technologies for foodservice operations.

Richard J. Dobkin, age 67, first became one of our directors in 2005. Mr. Dobkin was the Managing Partner of the Tampa, Florida office of Ernst & Young, LLP, an independent registered public accounting firm, from 1987 until his retirement in June 2005. From October 2009 until September 2010, Mr. Dobkin served as a member of the board of directors of the PBSJ Corporation, which provides planning, design, and construction management services in the U.S. and abroad. Mr. Dobkin has served, since 2008, on the board of directors of Blue Pearl Veterinary Partners, LLC, a private company which owns and operates specialty and emergency veterinary hospitals in 11 states.

Director Qualifications:

•

Leadership Experience—served as Managing Partner of the Tampa, Florida office of Ernst & Young, LLP; member of the board of directors of Blue Pearl Veterinary Partners; former member of the board of directors of PBSJ Corporation.

•

Financial Experience—served as Managing Partner of the Tampa, Florida office of Ernst & Young, LLP; Chairman of the Audit Committee of our Board of Directors; serves as a member of Blue Pearl Veterinary Partners Audit Committee; practicing certified public accountant for 42 years.

Norman E. Johnson, age 64, first became one of our directors in August 2012. Since December 2011, Mr. Johnson has served as executive chairman of CLARCOR Inc. (NYSE: CLC), a diverse filtration company. From March 2000 to July 2010, Mr. Johnson served as Chairman, President and Chief Executive Officer of CLARCOR. From July 2010 until his retirement in December 2011, Mr. Johnson served as Chairman and Chief Executive Officer of CLARCOR. In addition, Mr. Johnson has served, since July 2012, on the board of directors of CIRCOR International, Inc. (NYSE: CIR), a manufacturer of valves and other highly engineered products and sub-systems used in the energy, aerospace and industrial markets.

Director Qualifications:

•

Leadership Experience—Executive Chairman of CLARCOR; former President and Chief Executive Officer of CLARCOR; member of the boards of directors of CLARCOR and CIRCOR International; serves on the Nominating and Corporate Governance Committee of CIRCOR International; successful record of creating shareholder value by cultivating CLARCOR into one of the world’s leading filtration companies; intimate knowledge of integration and distribution networks.

William W. McCarten, age 63, first became one of our directors in August 2011. Since 2004, Mr. McCarten has served as Chairman of the board of directors of DiamondRock Hospitality Company (NYSE: DRH) (“DiamondRock”), a lodging-focused Real Estate Investment Trust that he founded in 2004 and took public in 2005. DiamondRock owns 27 high-quality hotels throughout the United States and has assets of nearly $3 billion. Mr. McCarten served as Chief Executive Officer of DiamondRock from its inception until September 2008. Mr. McCarten serves as a member of the board of directors of Marriott Vacations Worldwide Corporation (NYSE: VAC), a leader in the timeshare industry with a global portfolio of resorts in popular destinations. From 2001 through 2003, Mr. McCarten was the President of the Marriott Services Group of Marriott International, Inc. (NYSE: MAR). Prior to that position, Mr. McCarten served as President and Chief Executive Officer of HMSHost Corporation. Mr. McCarten was an accountant with Arthur Andersen & Co. from 1970 to 1979.

Director Qualifications:

•

Leadership Experience—Founder and Chairman of DiamondRock; member of the boards of directors of DiamondRock and Marriott Vacations Worldwide Corporation; former Chief Executive Officer of DiamondRock; former President of Marriott Services Group; former President and Chief Executive Officer of HMSHost Corporation.

•	Financial Experience—served as accountant with Arthur Andersen & Co.; served as Vice President and Corporate Controller of Marriott International, Inc.

•	Industry Experience—significant knowledge of our industry as Chief Executive Officer of a company that successfully combined both restaurants and retail shops under the same roof.

Martha M. Mitchell, age 72, first became one of our directors in 1993. Ms. Mitchell was Senior Partner and Senior Vice President at Fleishman-Hillard, Inc., an international communications consulting and public relations firm in St. Louis, Missouri, from 1987 until July 2005. Ms. Mitchell has been retired from Fleishman-Hillard since July 2005.

Director Qualifications:

•

Leadership Experience—served as Senior Partner and Senior Vice President of Fleishman-Hillard, Inc.; significant executive level experience in business and government, including positions of Senior Partner with an international communications organization and Special Assistant to the President of the United States; managed public and private sector business development and outreach initiatives at the United States Department of Commerce and the United States Small Business Administration; experience in corporate crisis management includes work on environmental issues, consumer boycotts and litigation.

•

Industry Experience—directed consultancies with major consumer products, food and beverage, automotive and telecommunications corporations involving consumer marketing initiatives, executive communications, diversity and multicultural customer development, branding and corporate responsibility.

Coleman H. Peterson, age 64, first became one of our directors in June 2011. Mr. Peterson is President and Chief Executive Officer of Hollis Enterprises, LLC, the human resources consulting firm he founded in 2004 following his retirement from Wal-Mart Stores, Inc. (NYSE: WMT), where he served as Chief People Officer from 1994 to 2004. Mr. Peterson serves on the boards of directors of both J.B. Hunt Transport Services, Inc. (Nasdaq: JBHT) and Build-A-Bear Workshop, Inc. (NYSE: BBW).

Director Qualifications:

•

Leadership Experience—founder, President, and Chief Executive Officer of Hollis Enterprises, LLC; serves on the Nominating and Corporate Governance Committees of the boards of directors of J.B. Hunt Transport Services, Inc. and Build-A-Bear Workshop, Inc.

•

Industry Experience—developed significant retail industry experience and knowledge as Chief People Officer for Wal-Mart Stores, Inc., where he had the distinction of being the chief human resources officer of the world’s largest private workforce.

Andrea M. Weiss, age 57, first became one of our directors in 2003. Ms. Weiss has been the President and Chief Executive Officer of Retail Consulting, Inc., a retail consulting firm, since October 2002. Prior to that, Ms. Weiss served as President of dELiA*s Corp., a multichannel retailer to teenage girls and young women, from May 2001 to October 2002. From May 1998 until February 2001, Ms. Weiss served as the Executive Vice President and Chief Store Officer of The Limited, Inc. and Intimate Brands, Inc., units of Limited Brands, Inc. (NYSE: LTD), a women’s retailer. Ms. Weiss has served on the board of directors of Chicos FAS (NYSE: CHS) since February 2009. Previously, Ms. Weiss was the Chairman of Cortefiel Group, SA, a European retailer, from April 2006 to June 2007. Ms. Weiss’ prior retail experience includes positions at The Walt Disney Company (NYSE: DIS), ANN INC., formerly AnnTaylor Stores Corporation (NYSE: ANN), and Guess?, Inc. (NYSE: GES). Ms. Weiss also served on the boards of directors of Brookstone, Inc., GSI Commerce Inc., Tabi International, Inc., Ediets.com, Inc. (Nasdaq: DIET), and Worth Ltd., a direct marketer of luxury apparel and accessories.

Director Qualifications:

•

Leadership Experience—President and Chief Executive Officer of Retail Consulting, Inc.; former President of dELiA*s Corp.; Executive Vice President and Chief Store Officer of The Limited, Inc. and Intimate Brands, Inc., units of Limited Brands, Inc.; former Chairman of Cortefiel Group, SA; member of the board of directors of Chicos FAS; former member of the boards of directors of Brookstone, Inc., GSI Commerce, Inc.; Ediets.com, Inc. and several other private company boards of directors in the retail and consumer sector.

•	Industry Experience—over 30 years of experience in retail and consumer sector with major retail brands, such as The Walt Disney Company, AnnTaylor Stores Corporation and Guess?, Inc.; member of the board of directors of Chicos FAS, former member of the boards of directors of Brookstone, Inc., GSI Commerce Inc., and several other private company boards of directors in the retail and consumer sector; Chairman of Cortefiel Group, SA.

Director Independence

In accordance with Nasdaq’s listing requirements, the Nominating and Corporate Governance Committee has evaluated each of our directors’ independence from the Company and its management based on Nasdaq’s definition of “independence.” In its review of each director’s independence, the Nominating and Corporate Governance Committee reviewed whether any transactions or relationships exist currently or, during the past three years existed, between each director and the Company and its subsidiaries, affiliates, equity investors or independent auditors. The Nominating and Corporate Governance Committee also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates. Based on the review by the Nominating and Corporate Governance Committee and Nasdaq’s definition of “independence,” the Nominating and Corporate Governance Committee has determined that all of our current Board members, with the exception of Ms. Cochran and Mr. Woodhouse, and all of our director nominees other than Ms. Cochran, are “independent” in accordance with Nasdaq’s listing standards and our Corporate Governance Guidelines, which are posted on our Internet website at www.crackerbarrel.com.

Communications with the Board

Our Board of Directors provides a process for shareholders to send communications to the Board of Directors. All correspondence addressed to the Board of Directors or to one or more members of the Board of Directors should be sent to: via mail, to Cracker Barrel Old Country Store, Inc., c/o Corporate Secretary, 305 Hartmann Drive, Lebanon, Tennessee, 37087, or via e-mail, to Michael.Zylstra@crackerbarrel.com, or via fax, to (615) 443-9279, or website communication on the Investor Relations section of our website located at www.crackerbarrel.com.

All correspondence received by the Corporate Secretary will be promptly acknowledged and reviewed by the Corporate Secretary, who will determine whether the correspondence should be forwarded immediately to the Board of Directors as a whole or to any specific member or members of the Board of Directors or whether the correspondence should be presented to the Board of Directors at its next regular meeting. The Corporate Secretary will consult with the Chairman of the Nominating and Corporate Governance Committee if there is a question concerning the need for immediate review by the Board of Directors or by any specific member or members of the Board of Directors.

Attendance of Directors at 2011 Annual Meeting of Shareholders

Our Board has adopted a policy that requires all directors to attend our annual shareholder meetings unless attendance is not feasible owing to unavoidable circumstances. All of our Board members attended our 2011 Annual Meeting.

Director Nomination Process

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for identifying and recommending to the Board all persons to be nominated to serve as a director of Cracker Barrel. The Nominating and Corporate Governance Committee will consider director candidates timely submitted by our shareholders in accordance with the notice provisions as discussed below under “Shareholder Director Nominees.” The Nominating and Corporate Governance Committee applies the same criteria to the evaluation of shareholder-nominated director candidates as it applies to other director candidates. Our Board is responsible for nominating the slate of directors for the Annual Meeting, upon the Nominating and Corporate Governance Committee’s recommendation.

All director nominees are current directors. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate

Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates that may come to its attention through current members of the Board of Directors, outside advisors, shareholders or other persons. From time to time, the Nominating and Corporate Governance Committee may retain one or more third-party search firms to assist with identifying potential candidates who meet the qualification and experience requirements described above and to compile information regarding each candidate’s qualifications, experience and independence. Any such third-party search firms report directly to the Nominating and Corporate Governance Committee.

Shareholder Director Nominees

The Nominating and Corporate Governance Committee will consider nominees to the Board recommended by shareholders if shareholders comply with the Company’s advance notice requirements. See “SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING” on page 63 of this proxy statement. The Company’s Bylaws provide that a shareholder who wishes to nominate a person for election as a director at a meeting of shareholders must deliver written notice to the Secretary of the Company. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information, including the name and address of the shareholder delivering the notice as it appears on the stock records of the Company, the number and class of shares held of record by such shareholder, information about derivative securities holdings of such shareholder, any arrangement or understanding pursuant to which such shareholder has a right to vote or has granted a right to vote any shares of the Company’s stock, whether such shareholder has a short interest in any of the Company’s securities, whether such shareholder is entitled to a fee based on the value of the Company’s securities, a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate such nominee, and a certification that such shareholder has complied with all applicable federal, state and other legal requirements in connection with such shareholder’s acquisition of the Company’s securities and such shareholder’s acts or omissions as a shareholder of the Company. The foregoing summary does not include all requirements a shareholder must satisfy in order to nominate a candidate to the Board of Directors. Shareholders of the Company who wish to recommend a nominee to the Board of Directors should read carefully the Company’s Bylaws, which are available at the Investor Relations tab of our website at www.crackerbarrel.com.

In order to be eligible to be a nominee for election as a director of the Company by a shareholder, such potential nominee must deliver to the Secretary of the Company a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board, and would be in compliance with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

Shareholder nominations must be submitted in accordance with the deadlines set forth under the caption “SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING” on page 63 of this proxy statement. Shareholder nominations should be sent to Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087, Attention: Corporate Secretary.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE BOARD’S TEN NOMINEES FOR DIRECTOR ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL 2: APPROVAL OF THE SHAREHOLDER RIGHTS PLAN

Introduction

On April 9, 2012, the Board of Directors adopted a shareholder rights plan (the “Rights Plan”) and declared a dividend distribution of preferred share purchase rights (the “Rights”) to shareholders of record on April 20, 2012. The Board of Directors is submitting the Rights Plan to the shareholders for approval at the Annual Meeting. If shareholders approve the Rights Plan at the Annual Meeting, the Rights Plan will expire on April 9, 2015. If shareholders do not approve the Rights Agreement, it will expire immediately following certification of the vote at the Annual Meeting.

Our Board of Directors has adopted the Rights Plan in response to the continuing open-market acquisition program by Biglari Holdings of our outstanding common stock, and the resulting threat that Biglari Holdings could accumulate a substantial, and potentially controlling, position in the Company through market purchases without paying all shareholders an appropriate premium for that control.

In general terms, the Rights Plan works by imposing a significant penalty upon any person or group which acquires 20% or more of the outstanding common stock of the Company without the approval of the Board of Directors. The Rights may be redeemed by the Board of Directors for one cent per Right prior to a person or group accumulating 20% or more of the Company’s shares. The Rights will not interfere with any merger or business combination approved by the Board of Directors, or any “qualifying offer” whether or not approved by the Board. The Rights Plan defines a “qualifying offer” as an all-cash, fully financed tender offers for all shares open for at least 60 business days, are subject to a minimum condition of a majority of the outstanding shares and provide for a 20 business day “subsequent offering period” after consummation.

Adoption of the Rights Plan does not weaken the financial strength of the Company or affect its business plans. Issuance of the Rights:

•	has no dilutive effect on the value of the Company’s common stock,

•	will not affect reported earnings per share,

•	is not taxable to the Company or to you, and

•	will not change how you can trade the Company’s shares.

The Rights will be exercisable only if and when a situation arises that the Rights were intended to address.

The Rights Plan is designed to protect our shareholders from unfair, abusive or coercive takeover strategies, including the acquisition of control of the Company by a bidder in a transaction or series of transactions that does not treat all shareholders equally or fairly or provide all shareholders an equal opportunity to share in the premium paid on an acquisition of control. The Rights Plan is not intended to prevent a takeover or deter fair offers for securities of the Company. To the contrary, it is designed to encourage anyone seeking to acquire the Company to negotiate with the Board of Directors prior to attempting a takeover. This should enable all shareholders to fully realize the value of their investment in our Company. We believe the characteristics of the Rights Plan are “shareholder friendly”:

•	The Rights Plan is focused on preventing creeping acquisitions above 20% that do not result in a premium being paid to all shareholders and would not deter a non-coercive cash offer for all shares;

•	The Rights Plan expires if shareholders do not approve the Rights Plan at the Annual Meeting; and

•	If shareholders approve the Rights Plan, the Rights would expire at the 2015 annual meeting of shareholders.

Certain provisions of Tennessee law to which the Company is subject may also provide protections from abusive takeover tactics, but we believe the Rights Plan provides additional protection from an acquirer that desires to own a significant position and exercise a controlling influence over the Company through voting and election of directors, without engaging in a transaction that could result in a premium paid to all the Company’s shareholders. For example, the Tennessee Business Combination Act restricts shareholders owning 10% or more of the Company’s shares (termed an “interested shareholder”) from engaging in business combination transactions with the Company for five years, unless the business combination is approved by the Company’s board of directors before the interested shareholder exceeds the 10% threshold. After five years, the Company could effect a business combination with the interested shareholder only if the combination is approved by the other shareholders or certain fair price standards are met. However, the Tennessee Business Combination Act has no effect on an acquirer who does not intend to engage in a business combination. As noted above, Biglari Holdings and certain of its affiliates have acquired approximately 17.3% of the Company’s shares. The Tennessee Control Share Acquisition Act limits the voting rights of shareholders that acquire shares above specified thresholds starting at 20%, unless the Company’s shareholders approve the excess voting rights, but the Tennessee Control Share Acquisition Act has no effect on acquisitions below 20%, and may not adequately discourage acquisitions of economic interests greater than 20% without paying a control premium. The Board of Directors believes that the adoption of the Rights Plan, which may impose a significant economic penalty on acquisitions of over 20%, is a more effective protection against creeping acquisitions of control and other abusive takeover tactics than these statutory provisions and that the Rights Plan will also encourage potential acquirers to engage in negotiations with the Board of Directors prior to acquiring any significant stake in the Company.

The Board of Directors authorized and declared a dividend of one Right for each share of the Company’s common stock outstanding at the close of business on April 20, 2012, and thereafter issued (and will continue to issue, as long as the Rights Plan is in effect) a Right with each new share of common stock. In general terms, the Rights impose a significant penalty upon any person or group that acquires beneficial ownership of 20% or more of our outstanding common stock without the prior approval of the Board of Directors. Shareholders who beneficially own 20% or more of our outstanding common stock as of April 9, 2012, the date of the adoption of the Rights Plan, are exempted from the ownership threshold requirement so long as such shareholders’ beneficial ownership of the Company’s common stock does not increase.

The Rights are issued pursuant to the Rights Plan. The following is a summary of the principal terms of the Rights Plan. The following summary is a general description only and is qualified in its entirety by the full text of the Rights Plan which appears as Annex B to this proxy statement.

Summary of the Rights Plan

The Rights

Currently, the Rights trade with, and are inseparable from, the common stock. The Rights are evidenced by the same stock certificates as the common stock (or, in the case of uncertificated shares of common stock, the same book-entry account that evidences record ownership of such shares) and not by separate Rights certificates. Rights will accompany all new shares of common stock we issue in the future, as long as the Rights Plan remains in effect.

Each Right will entitle the holder to buy one one-hundredth of a share of Series A Junior Participating Preferred Share, par value $0.01 per share (the “Preferred Share”) at a purchase price of $200, subject to adjustment, once the Rights become exercisable. Until a Right is exercised, however, it does not give its holder any additional rights as a shareholder of the Company.

Exercisability

The Rights become exercisable and separate from the common stock on the Distribution Date. The “Distribution Date” means the tenth business day after a public announcement that any person or group of affiliated or associated persons (an “Acquiring Person”) has become the beneficial owner of 20% or more of our common stock.

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Exchange Act—are treated as beneficial ownership of the number of shares of the Company’s common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Company’s common stock are directly or indirectly held by counterparties to the derivatives contracts.

Issuance of Right Certificates

After the Distribution Date, American Stock Transfer & Trust Company, LLC, the rights agent for the Rights Plan, will mail separate certificates evidencing the Rights to each record holder of the common stock (or, if the common stock is uncertificated, by appropriate changes to the book-entry account that evidences record ownership of such shares) at the close of business on the Distribution Date. Thereafter, the Rights will be transferable separately from the common stock. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person

•

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $200, purchase shares of our common stock with a market value of $400 based on the market price of the common stock prior to such acquisition.

•

Flip Over. If our Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $200, purchase shares of the acquiring corporation with a market value of $400 based on the market price of the acquiring corporation’s stock, prior to such merger.

•

Notional Shares. Shares held by affiliates and associates of an Acquiring Person, and notional shares held by counterparties to a derivatives contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Preferred Share Provisions

Each one one-hundredth of a Preferred Share, if issued:

•	will not be redeemable.

•	will entitle holders to quarterly dividend payments of $0.01 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

•	will entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

•	will have the same voting power as one share of common stock.

•	if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration

The Rights will expire no later than April 9, 2015, but will expire immediately following certification of the vote at the Annual Meeting if the Rights Plan is not approved by shareholders.

Redemption

Our Board of Directors may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If our Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Qualifying Offer Provision

The Rights would also not interfere with all-cash, fully financed tender offers for all shares of common stock that remain open for a minimum of 60 business days, are subject to a minimum condition of a majority of the outstanding shares and provide for a 20 business day “subsequent offering period” after consummation (such offers are referred to as “qualifying offers”). In the event the Company receives a qualifying offer and the Board of Directors has not redeemed the Rights prior to the consummation of such offer, the consummation of the qualifying offer shall not cause the offeror or its affiliates or associates to become an Acquiring Person, and the Rights will immediately expire upon consummation of the qualifying offer.

Exchange

After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board of Directors may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions

Our Board of Directors may adjust the purchase price of the Preferred Share, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the exercise price of less than 1% will be made.

Amendments

The terms of the Rights Plan may be amended by our Board of Directors without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our Board of Directors may not amend the agreement in a way that adversely affects holders of the Rights.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE SHAREHOLDER RIGHTS PLAN ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our shareholders with the opportunity to cast an advisory, non-binding vote on the executive compensation of our Named Executive Officers (“executive compensation”) as required by Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act. In light of shareholder approval at the Company’s 2011 Annual Meeting to hold an advisory vote on the compensation of the Company’s named executive officers every year, the Board of Directors determined to hold an advisory vote on the compensation of the Company’s named executive officers every year. Therefore, the next shareholder advisory vote on executive compensation will occur at the Company’s 2013 annual meeting of shareholders. While the vote on this proposal is advisory and non-binding, the Compensation Committee, which is responsible for designing and administering our executive compensation program, highly values the opinions of our shareholders. We will consider the vote of our shareholders when making compensation decisions for the Named Executive Officers in the future.

We have described the compensation of the Named Executive Officers under “EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION—COMPENSATION TABLES AND INFORMATION” sections of this proxy statement. We have a strong “pay for performance” philosophy for our executive compensation program, which is designed to reward executive officers for maximizing our success, as determined by our performance relative to our financial and operational goals. We seek to reward our executives for both near-term and sustained longer-term financial and operating performance as well as leadership excellence. Compensation opportunities are intended to align the economic interests of executives with those of our shareholders and encourage them to remain with the Company for long and productive careers.

The Compensation Committee reviews on an ongoing basis the compensation programs for the Named Executive Officers to ensure that such programs achieve the desired goals of enhancing the long-term total return to our shareholders and building a better company by implementing compensation programs that reward both company-wide and individual performance, aligning our executives’ interests with those of our shareholders and allowing us to attract and retain talented executives. For additional information regarding our executive compensation, including our 2012 executive compensation decisions, please see “EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 14 of this proxy statement.

In light of the foregoing considerations, we are asking our shareholders to indicate their approval, on an advisory basis, of the compensation of the Named Executive Officers as disclosed in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has retained Deloitte & Touche LLP as our independent registered public accounting firm for 2013. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1972.

Representatives of Deloitte & Touche LLP have been requested to attend the Annual Meeting. These representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

If shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider any failure to ratify the appointment of Deloitte & Touche LLP but in its discretion may still direct the appointment of Deloitte & Touche LLP. Also, if the ratification of the appointment of Deloitte & Touche LLP is approved, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accounting firm at any time and without shareholder approval if the Audit Committee believes that such a change would be in our best interest and the best interest of our shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012 ON THE ENCLOSED WHITE PROXY CARD.

FEES PAID TO AUDITORS

The following table sets forth certain fees billed to us by Deloitte & Touche LLP in connection with various services provided to us throughout 2012 and 2011.

Service	Aggregate Fees Billed for FY 2012	Aggregate Fees Billed for FY 2011
Audit Fees(1)	672,158	$710,538
Audit-Related Fees	0	0
Tax Fees(2)	0	0
All Other Fees(3)	2,200	2,200
Total Fees	674,358	$712,738

(1)	Represents aggregate fees for professional services rendered for: the audit of our consolidated financial statements contained in our Annual Reports on Form 10-K for 2012 and 2011; reviews of our consolidated financial statements contained in our Quarterly Reports on Form 10-Q for 2012 and 2011; attestation report related to internal control over financial reporting for 2012 and 2011.
(2)	Represents aggregate fees for tax services rendered for tax authority examination support, consulting and compliance for 2012 and 2011.
(3)	Represents aggregate expenses for licenses to access financial accounting technical database.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for providing independent, objective oversight and review of the Company’s accounting functions and internal controls and has primary oversight responsibility for the Company’s risk management program. The Audit Committee’s functions are described in greater detail on pages 9 and 10 of this proxy statement. Among other things, the Audit Committee recommends to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K.

The Audit Committee comprises four directors, all of whom are independent as determined in accordance with Nasdaq’s listing standards and our Corporate Governance Guidelines. Each member of the Audit Committee is also independent within the meaning of Rule 10A-3 under the Exchange Act. The Board of Directors has determined that Richard J. Dobkin, Chairman of the Audit Committee, satisfies the attributes of an audit committee financial expert, as defined by SEC regulations.

In connection with recommending that the Company’s audited financial statements be included in its Annual Report on Form 10-K, the Audit Committee took the following steps:

•

The Audit Committee discussed with the Company’s independent registered public accounting firm their judgment as to the quality, not just the acceptability, of the Company’s accounting policies and principles and such other matters as are required to be discussed under generally accepted auditing standards, including information concerning the scope and result of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•

Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Statement on Auditing Standards No. 114 (“Communication with Audit Committees”), as amended.

•

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Public Company Accounting Oversight Board in Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. The Audit Committee also considered whether the independent registered public accounting firm provided non-audit services to the Company and, if so, whether the provision is compatible with maintaining the independent registered public accounting firm’s independence. This discussion and disclosure informed the Audit Committee of the independent registered public accounting firm’s independence and assisted the Audit Committee in evaluating that independence. The Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management.

•

The Audit Committee reviewed and discussed, with the Company’s management and independent registered public accounting firm, the Company’s audited consolidated balance sheets as of August 3, 2012 and July 29, 2011 and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended August 3, 2012, including associated footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•	The Audit Committee reviewed and discussed CEO and CFO certifications concerning the Company’s Annual Report on Form 10-K.

Based on the discussions with the Company’s independent registered public accounting firm concerning the audit, the independence discussions, the financial statement quarterly reviews, and additional matters deemed relevant and appropriate by the Audit Committee, including internal audit activities, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K.

In order to ensure that the Company’s independent registered public accounting firm is engaged only to provide audit and non-audit services that are compatible with maintaining independence as defined by applicable laws and regulations, the Audit Committee requires that all services provided and fees charged by the independent registered public accounting firm be pre-approved by the Audit Committee. The authority to grant any pre-approval sought by the Audit Committee during the time period between regularly scheduled Audit Committee meetings is delegated to the Chairman of the Audit Committee. All of the services described above under the caption “FEES PAID TO AUDITORS” were pre-approved by the Audit Committee.

This report has been submitted by the members of the Audit Committee:

Richard J. Dobkin, Chairman

James W. Bradford

Robert V. Dale

William W. McCarten

This Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference therein.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

If you wish to submit a proposal to be included in our proxy statement for our Annual Meeting of Shareholders, proposals must be submitted by eligible shareholders who have complied with the relevant regulations of the SEC and must be received no later than June 6, 2013. Shareholder proposals should be mailed to Corporate Secretary, Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087.

In addition, the Company’s Bylaws contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination) at our 2013 Annual Meeting of shareholders (whether or not to be included in the proxy statement), the shareholder must provide timely written notice thereof to the Secretary of the Company. In order to be timely, the notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the Annual Meeting. The Company’s Bylaws set forth detailed information that must be submitted with any shareholder proposal. In the event that the date of the 2013 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, however, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of the 2013 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2013 Annual Meeting (or, if the first public announcement of the date of the 2013 Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the date on which public announcement of the date of the 2013 Annual Meeting is first made by the Company). In the event that a shareholder proposal intended to be presented for action at an Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by the Board of Directors in connection with that Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for that Annual Meeting.

ANNUAL REPORT AND FINANCIAL INFORMATION

A copy of our Annual Report on Form 10-K, and a list of all its exhibits, will be supplied without charge to any shareholder upon written request sent to our principal executive offices: Cracker Barrel Old Country Store, Inc., Attention: Investor Relations, 305 Hartmann Drive, Lebanon, Tennessee 37087. Exhibits to the Form 10-K are available for a reasonable fee. You may also view our Annual Report on Form 10-K and its exhibits on-line at the SEC website at www.sec.gov, or via our website at www.crackerbarrel.com.

OTHER BUSINESS

We are not aware of any other matters to be brought before the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to those matters in accordance with their best judgment.

Reconciliation of as reported GAAP basis operating results to as adjusted non-GAAP operating results (In thousands)

The Company makes reference in this proxy statement to adjusted operating income and adjusted earnings per share, both of which measures are presented before the impact of proxy contest expenses, refinancing costs, severance and restructuring charges, the benefit of store dispositions net of impairments, and related tax effects.

The Company uses the 4/4/5 retail calendar to report its quarterly and twelve-month results. Fiscal 2012 included an extra week of operations during the fourth quarter. Where noted, the Company also presents adjusted operating income and adjusted earnings on a 52-week basis after adjustment to eliminate the effects of the 53rd week in 2012.

The Company believes that excluding the items set forth above and their related tax effects from its financial results, as well as presenting those results for 2012 on a 52-week basis in certain instances, reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods and provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future.

This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Twelve months ended August 3, 2012				Twelve months ended July 29, 2011
	As Reported	Adjust (1)(4)	53rd week	As Adjusted	As Reported	Adjust (1)(2)(3)(4)	As Adjusted
Total Revenue	$2,580,195		(51,059)	$2,529,136	$2,434,435		$2,434,435

Store operating income	337,146	—	(11,093)	326,053	305,778	—	305,778
General and administrative expenses	146,171	(6,863)	(1,370)	137,938	139,222	(2,172)	137,050
Impairment and store dispositions, net	—	—	—	—	(625)	830	205

Operating income	190,975	6,863	(9,723)	188,115	167,181	1,342	168,523
Interest Expense	44,687	—	(811)	43,876	51,490	(5,136)	46,354

Pretax income	146,288	6,863	(8,912)	144,239	115,691	6,478	122,169
Provision for income taxes	43,207	2,027	(2,632)	42,602	30,483	1,707	32,190

Net income	$103,081	$4,836	$(6,280)	$101,637	$85,208	$4,771	$89,979

Earnings per share—Basic	$4.47	$0.21	(0.27)	$4.41	$3.70	$0.21	$3.91
Earnings per share—Diluted	$4.40	$0.21	(0.27)	$4.34	$3.61	$0.20	$3.81

(1)	Severance, other charges and tax effects related to operational restructuring.
(2)	(Charges) Gain and tax effects of impairment net of gain on sale of property.
(3)	Refinancing costs and tax effects related to the Company’s $750 million credit facility.
(4)	Charges and tax effects of the proxy contest concluded at the Company’s annual meeting of shareholders.

ANNEX A

INFORMATION CONCERNING PARTICIPANTS

IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Director Nominees” and “Officers”) set forth the name and business address of our Director Nominees, and the name, present principal occupation and business address of our Officers who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our shareholders in connection with our Annual Meeting.

Director Nominees

The principal occupations of our Director Nominees who are considered “participants” in our solicitation are set forth under the section above titled “PROPOSAL 1: ELECTION OF DIRECTORS” of this proxy statement. The name and business addresses, and address of the organization of employment, of our Director Nominees are as follows:

Name	Business Address
Thomas H. Barr	c/o Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087

James W. Bradford	Vanderbilt University, Owen Graduate School of Management, 401 21st Avenue South, Nashville, Tennessee 37203, Office #206D

Sandra B. Cochran	Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087

Glenn A. Davenport	c/o Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087

Richard J. Dobkin	c/o Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087

Norman E. Johnson	CLARCOR Inc., 840 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067

William W. McCarten	c/o Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087

Martha M. Mitchell	c/o Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087

Coleman H. Peterson	Hollis Enterprises, LLC, 44 Gull Point, Hilton Head Island, South Carolina 29928

Andrea M. Weiss	Retail Consulting, Inc., 27400 SR 44 East, Eustis, Florida 32736

Officers

The principal occupations of our Officers who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087

Name	Principal Occupation
Lawrence E. Hyatt	Senior Vice President and Chief Financial Officer

Douglas E. Barber	Executive Vice President and Chief People Officer

Edward A. Greene	Senior Vice President—Strategic Initiatives

Nicholas V. Flanagan	Senior Vice President—Operations

Information Regarding Ownership of Company Securities by Participants

The number of shares of our common stock held by our Director Nominees and Officers as of September 27, 2012 is set forth under the “Stock Ownership of Certain Beneficial Owners and Management” section of this proxy statement.

Shares of our common stock owned of record by each of our Director Nominees and Officers are beneficially owned by such person.

Information Regarding Transactions in Target Securities by Participants

The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold (9/27/10–9/27/12)

Name	Date	# of Shares	Transaction Description
Sandra B. Cochran	3/11/2011	(2,205)	Disposition—Surrender of shares for tax withholding
	3/11/2012	(4,409)	Disposition—Surrender of shares for tax withholding
	8/3/2012	30,319	Acquisition—Award of restricted stock units
	8/3/2012	(10,949)	Disposition—Surrender of shares for tax withholding
	9/13/2012	18,585	Acquisition—Award of restricted stock units
	9/13/2012	(6,775)	Disposition—Surrender of shares for tax withholding
	9/20/2012	25,000	Acquisition—Stock option exercise
	9/20/2012	(9,234)	Disposition—Open market sale
	9/20/2012	(5,747)	Disposition—Surrender of shares for tax withholding
	9/20/2012	37,442	Acquisition—Stock option exercise
	9/20/2012	(18,030)	Disposition—Open market sale
	9/20/2012	(7,089)	Disposition—Surrender of shares for tax withholding

Michael A. Woodhouse	10/12/2010	145,330	Acquisition—Stock option exercise
	10/12/2010	(145,330)	Disposition—Open market sale
	11/3/2010	200	Acquisition—Stock option exercise
	11/3/2010	(200)	Disposition—Open market sale
	11/4/2010	74,801	Acquisition—Stock option exercise
	11/4/2010	(74,801)	Disposition—Open market sale
	11/5/2010	15,346	Acquisition—Stock option exercise
	11/5/2010	(15,346)	Disposition—Open market sale
	11/5/2010	73,636	Acquisition—Stock option exercise
	11/5/2010	(73,636)	Disposition—Open market sale
	11/8/2010	5,016	Acquisition—Stock option exercise
	11/8/2010	(5,016)	Disposition—Open market sale
	2/24/2011	50,000	Acquisition—Award of restricted stock units
	2/24/2011	(16,199)	Disposition—Surrender of shares for tax withholding
	7/27/2011	25,000	Acquisition—Award of restricted stock units
	7/27/2011	(9,113)	Disposition—Surrender of shares for tax withholding
	7/28/2011	25,000	Acquisition—Award of restricted stock units
	7/28/2011	(9,113)	Disposition—Surrender of shares for tax withholding
	3/5/2012	52,836	Acquisition—Stock option exercise

Name	Date	# of Shares	Transaction Description
	3/5/2012	(52,836)	Disposition—Open market sale
	3/6/2012	6,600	Acquisition—Stock option exercise
	3/6/2012	(6,600)	Disposition—Open market sale
	3/7/2012	81,517	Acquisition—Stock option exercise
	3/7/2012	(81,517)	Disposition—Open market sale
	3/7/2012	2,500	Acquisition—Stock option exercise
	3/7/2012	(2,500)	Disposition—Open market sale
	3/7/2012	16,245	Acquisition—Stock option exercise
	3/7/2012	(16,245)	Disposition—Open market sale
	3/8/2012	55,074	Acquisition—Stock option exercise
	3/8/2012	(55,074)	Disposition—Open market sale
	3/8/2012	128,505	Acquisition—Stock option exercise
	3/8/2012	(128,505)	Disposition—Open market sale
	8/3/2012	86,625	Acquisition—Award of restricted stock units
	8/3/2012	(31,575)	Disposition—Surrender of shares for tax withholding
	9/13/2012	44,204	Acquisition—Award of restricted stock units
	9/13/2012	(18,456)	Disposition—Surrender of shares for tax withholding

Lawrence E. Hyatt	1/3/2011	8,000	Acquisition—Award of restricted stock units
	2/23/2011	2,000	Acquisition—Open market purchase
	9/13/2012	5,789	Acquisition—Award of restricted stock units
	9/13/2012	(1,532)	Disposition—Surrender of shares for tax withholding

Douglas E. Barber	10/11/2010	16,346	Acquisition—Stock option exercise
	10/11/2010	(16,346)	Disposition—Open market sale
	10/12/2010	1,650	Acquisition—Stock option exercise
	10/12/2010	(1,650)	Disposition—Open market sale
	10/12/2010	5,062	Acquisition—Stock option exercise
	10/12/2010	(5,062)	Disposition—Open market sale
	10/12/2010	788	Acquisition—Stock option exercise
	10/12/2010	(788)	Disposition—Open market sale
	10/12/2010	(2,279)	Disposition—Surrender of shares for tax withholding
	11/24/2010	(12,596)	Disposition—Open market sale
	11/24/2010	(5,580)	Disposition—Open market sale
	11/24/2010	9,108	Acquisition—Stock option exercise
	11/24/2010	(9,108)	Disposition—Open market sale
	11/24/2010	24,444	Acquisition—Stock option exercise
	11/24/2010	(24,444)	Disposition—Open market sale
	11/24/2010	14,264	Acquisition—Stock option exercise
	11/24/2010	(14,264)	Disposition—Open market sale
	10/12/2011	(3,307)	Disposition—Surrender of shares for tax withholding
	10/27/2011	(9,193)	Disposition—Open market sale
	11/7/11	17,134	Acquisition—Stock option exercise
	11/7/11	(17,134)	Disposition—Open market sale
	11/15/2011	14,263	Acquisition—Stock option exercise
	11/15/2011	(14,263)	Disposition—Open market sale
	8/3/2012	34,650	Acquisition—Award of restricted stock units
	8/3/2012	(11,042)	Disposition—Surrender of shares for tax withholding
	9/13/12	10,835	Acquisition—Award of restricted stock units
	9/13/12	(3,950)	Disposition—Surrender of shares for tax withholding
	9/20/2012	14,264	Acquisition—Stock option exercise
	9/20/2012	(14,264)	Disposition—Open market sale
	9/20/2012	(11,000)	Disposition—Open market sale

Name	Date	# of Shares	Transaction Description

Edward A. Greene	10/3/2010	(265)	Disposition—Surrender of shares for tax withholding
	10/12/2010	(331)	Disposition—Surrender of shares for tax withholding
	11/1/2010	5,000	Acquisition—Award of restricted stock units
	12/10/2010	(5,000)	Disposition—Open market sale
	12/16/2010	(4,362)	Disposition—Open market sale
	7/30/2011	(2,241)	Disposition—Surrender of shares for tax withholding
	9/16/2011	4,462	Acquisition—Stock option exercise
	9/16/2011	(4,462)	Disposition—Open market sale
	9/16/2011	3,715	Acquisition—Stock option exercise
	9/16/2011	(3,715)	Disposition—Open market sale
	10/12/2011	4,462	Acquisition—Stock option exercise
	10/12/2011	(4,462)	Disposition—Open market sale
	10/12/2011	(662)	Disposition—Surrender of shares for tax withholding
	2/22/2012	(200)	Disposition – Open market sale
	2/22/2012	(100)	Disposition – Open market sale
	2/22/2012	(100)	Disposition – Open market sale
	2/22/2012	(1,000)	Disposition—Open market sale
	2/24/2012	(1,000)	Disposition—Open market sale
	2/24/2012	(1,000)	Disposition—Open market sale
	2/28/2012	(3,000)	Disposition—Open market sale
	2/28/2012	(1,000)	Disposition—Open market sale
	2/28/2012	(1,000)	Disposition—Open market sale
	2/28/2012	(1,326)	Disposition—Open market sale
	7/30/2012	(2,241)	Disposition—Surrender of shares for tax withholding
	8/3/2012	9,024	Acquisition—Award of restricted stock units
	8/3/2012	(2,550)	Disposition—Surrender of shares for tax withholding
	9/13/2012	4,395	Acquisition—Award of restricted stock units
	9/13/2012	(1,602)	Disposition—Surrender of shares for tax withholding
	9/24/2012	3,715	Acquisition—Stock option exercise
	9/24/2012	(3,715)	Disposition—Open market sale
	9/26/2012	(8,803)	Disposition—Open market sale
	9/26/2012	144	Additional DRIP shares added to total holdings

Nicholas V. Flanagan	9/12/2011	10,000	Acquisition—Award of restricted stock units
	9/15/2011	(397)	Disposition—Surrender of shares for tax withholding
	2/22/2012	(511)	Disposition—Open market sale
	2/24/2012	(600)	Disposition—Open market sale
	5/7/2012	10,000	Acquisition—Award of restricted stock units
	9/15/2012	(926)	Disposition—Surrender of shares for tax withholding
	9/27/2012	(1,500)	Disposition – Open market sale

Thomas H. Barr		0

James W. Bradford	9/23/2011	1,000	Acquisition—Open market purchase

Robert V. Dale	12/1/2010	1,589	Acquisition—Award of restricted stock units
	12/2/2011	1,728	Acquisition—Award of restricted stock units
	6/4/2012	2,000	Acquisition—Stock option exercise
	6/4/2012	(2,000)	Disposition—Open market sale
	6/4/2012	667	Acquisition—Stock option exercise
	6/4/2012	(667)	Disposition—Open market sale
	6/4/2012	1,333	Acquisition—Stock option exercise
	6/4/2012	(1,333)	Disposition—Open market sale

Name	Date	# of Shares	Transaction Description

Glenn A. Davenport		0

Richard J. Dobkin	12/1/2010	1,589	Acquisition—Award of restricted stock units
	12/20/2011	1,728	Acquisition—Award of restricted stock units

Norman E. Johnson		0

Charles E. Jones, Jr.	12/1/2010	1,589	Acquisition—Award of restricted stock units
	12/20/2011	1,728	Acquisition—Award of restricted stock units
	7/17/2012	25,312	Acquisition—Stock option exercise
	7/17/2012	(25,312)	Disposition—Open market sale

B.F. “Jack” Lowery	12/1/2010	1,589	Acquisition—Award of restricted stock units
	12/20/2011	1,728	Acquisition—Award of restricted stock units
	6/12/2012	5,000	Acquisition—Stock option exercise
	6/12/2012	(5,000)	Disposition—Open market sale
	6/12/2012	1,000	Acquisition—Stock option exercise
	6/12/2012	(1,000)	Disposition—Open market sale
	6/12/2012	2,000	Acquisition—Stock option exercise
	6/12/2012	(2,000)	Disposition—Open market sale
	6/12/2012	2,000	Acquisition—Stock option exercise
	6/12/2012	(2,000)	Disposition—Open market sale
	6/12/2012	2,000	Acquisition—Stock option exercise
	6/12/2012	(2,000)	Disposition—Open market sale
	6/12/2012	(5,597)	Disposition—Open market sale

William M. McCarten	12/20/2011	1,728	Acquisition—Award of restricted stock units

Martha M. Mitchell	12/1/2010	1,589	Acquisition—Award of restricted stock units
	12/20/2011	1,728	Acquisition—Award of restricted stock units
	2/22/2012	8,312	Acquisition—Stock option exercise
	2/22/2012	(8,312)	Disposition—Open market sale
	2/22/2012	2,000	Acquisition—Stock option exercise
	2/22/2012	(2,000)	Disposition—Open market sale

Coleman H. Peterson	12/20/2011	1,728	Acquisition—Award of restricted stock units

Andrea M. Weiss	12/1/2010	1,589	Acquisition—Award of restricted stock units
	12/3/2010	(2,000)	Disposition—Open market sale
	12/20/2011	1,728	Acquisition—Award of restricted stock units

Miscellaneous Information Concerning Participants

Other than as set forth in this Annex A or the proxy statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Annex A or this proxy statement, neither we nor any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

Other than as set forth in this Annex A or the proxy statement, neither we nor any of the participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

ANNEX B

CRACKER BARREL OLD

COUNTRY STORE, INC.

and

AMERICAN STOCK

TRANSFER & TRUST

COMPANY, LLC

Rights Agreement

Dated as of April 9, 2012

i

Page Number
SECTION 31.	GOVERNING LAW	B-20

SECTION 32.	COUNTERPARTS	B-20

SECTION 33.	DESCRIPTIVE HEADINGS	B-21

SECTION 34.	FORCE MAJEURE	B-21

Signatures		B-21

Exhibit A	-	Articles of Amendment to the Amended and Restated Charter of the Company

Exhibit B	-	Form of Right Certificate

Exhibit C	-	Summary of Rights to Purchase Preferred Shares

ii

Agreement, dated as of April 9, 2012, between CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, as rights agent (the “Rights Agent”).

The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Company outstanding on April 20, 2012 (the “Record Date”), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Definitions . For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan; provided, however, that no Person who Beneficially Owns, as of the time of the public announcement of this Agreement, 20% or more of the Common Shares of the Company then outstanding shall become an Acquiring Person unless such Person shall, after the time of the public announcement of this Agreement, increase its Beneficial Ownership of the then outstanding Common Shares (other than as a result of an acquisition of Common Shares by the Company) to an amount equal to or greater than the greater of (x) 20% or (y) the sum of (i) the lowest Beneficial Ownership of such Person as a percentage of the outstanding Common Shares as of any time from and after the public announcement of this Agreement plus (ii) 0.001%. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares of the Company outstanding, increases the proportionate number of Common Shares of the Company Beneficially Owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after the public announcement of such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an “Acquiring Person.” Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement. Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Board of Directors of the Company determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board of Directors shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

(b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

(c) “Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

(d) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;

(ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right or the obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B) hereof) or disposing of any securities of the Company; or

(iv) which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such terms are defined in the immediately following paragraph); provided, however, that the number of Common Shares that a Person is deemed to Beneficially Own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.

A “Derivatives Contract” is a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of Common Shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Shares or other property, without regard to any short position under the same or any other Derivative Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which are issuable by the Company and which such Person would be deemed to Beneficially Own hereunder.

(e) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

(f) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(g) “Common Shares” when used with reference to the Company shall mean the shares of common stock, par value $0.01 per share, of the Company. “Common Shares” when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(h) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(k) “Exemption Date” shall have the meaning set forth in Section 23(c).

(l) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(m) “NASDAQ” shall mean The NASDAQ Stock Market LLC.

(n) “Person” shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) of such entity, as well as any group under Rule 13d-5(b)(1) of the Exchange Act.

(o) “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the Company’s Articles of Amendment to the Company’s Amended and Restated Charter attached hereto as Exhibit A.

(p) “Purchase Price” shall have the meaning set forth in Section 4 hereof.

(q) “Qualifying Offer” shall mean an offer having all of the following characteristics:

(i) a fully financed all-cash tender offer for all of the Company’s outstanding Common Shares;

(ii) an offer that shall remain open for not less than 60 Business Days after the offer has commenced within the meaning of Rule 14d-2(a) under the Exchange Act; provided, however, that such offer need not remain open beyond (1) the time for which any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open, or (2) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e-1 of the Exchange Act, of any other tender offer for the Company’s Common Shares with respect to which the Board of Directors has agreed to redeem the Rights immediately prior to acceptance for payment of Common Shares thereunder (unless such other offer is terminated prior to its expiration without any Common Shares having been purchased thereunder);

(iii) an offer that is conditioned on a minimum number of the Company’s Common Shares being tendered and not withdrawn as of the expiration date as would provide the bidder, upon consummation of the offer, with beneficial ownership of at least a majority of the Company’s outstanding Common Shares, which condition shall not be waivable; and

(iv) an offer pursuant to which the offeror has made an irrevocable written commitment to provide a “subsequent offering period” in accordance with Rule 14d-11 of the Exchange Act of 20 Business Days following the consummation of the offer.

For the purposes of the definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (i) firm, binding written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (ii) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board of Directors of the Company to maintain such availability until the offer is consummated or withdrawn, or (iii) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of Section 23(c) shall no longer be applicable to such offer.

(r) “Record Date” shall have the meaning set forth in the second paragraph hereof.

(s) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(t) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(u) “Right” shall have the meaning set forth in the second paragraph hereof.

(v) “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(w) “Shares Acquisition Date” shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

(x) “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(y) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(z) “Trading Day” shall have the meaning set forth in Section 11(d) hereof.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for the acts or omissions of any such co-Rights Agent.

Section 3. Issue of Right Certificates. (a) Until the tenth day after the Shares Acquisition Date (including any such date which is after the date of this Agreement and prior to the issuance of the Rights, the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares of the Company registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right

Certificates will be transferable only in connection with the transfer of Common Shares of the Company. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares of the Company outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares of the Company outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby.

(c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between Cracker Barrel Old Country Store, Inc. and American Stock Transfer & Trust Company, LLC, dated as of April 9, 2012, as it may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Cracker Barrel Old Country Store, Inc. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. Cracker Barrel Old Country Store, Inc. will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights Beneficially Owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares of the Company represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby. In the event that the Company purchases or acquires any Common Shares of the Company after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares of the Company which are no longer outstanding. Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.

Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the Financial Industry Regulatory Authority, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the “Purchase Price”), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Notwithstanding any other provisions hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the earlier to occur of (A) the Close of Business on the day following the certification of the voting results of the Company’s 2012 annual meeting of shareholders, if at such shareholder meeting a proposal to approve this Agreement has not received the affirmative vote of the holders of a majority of the Company’s Common Shares present in person or represented by proxy, entitled to vote and actually voted on such proposal or (B) Close of Business on April 9, 2015 (such earlier date, the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) the time at which the Rights expire in connection with the consummation of a Qualifying Offer as provided in Section 23(d) hereof.

(b) The Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $200, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company.

Section 9. Availability of Preferred Shares. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii) Subject to Section 24 hereof, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current

Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of the Company (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

From and after the occurrence of such event, any Rights that are or were acquired or Beneficially Owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void without any further action, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement or otherwise. Neither the Company nor the Rights Agent shall have liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights Beneficially Owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate or with respect to any Common Shares otherwise deemed to be Beneficially Owned by any of the foregoing; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or other Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.

(iii) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with subparagraph (ii) above, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Preferred Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such then-current per share market price of the Preferred Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that, in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported as of 4:00 P.M. Eastern time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. Eastern time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported as of 4:00 P.M. Eastern time by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business, or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c) hereof, inclusive, and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (A) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of

Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or in the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Company to holders of the Preferred Shares shall not be taxable to such shareholders.

(n) In the event that, at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then, in any such case, (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment or describing such event and a brief statement of the facts accounting for such adjustment or describing such event, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall effect a share exchange, consolidate with, or merge with and into, any other Person, (b) any Person shall effect a share exchange, consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such share exchange or merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares of the Company thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless, prior thereto, the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers, share exchanges, or consolidations or sales or other transfers.

Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by

NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

(b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement, and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 16. Agreement of Right Holders . Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

(c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may effect a share exchange, be converted or consolidated, or any Person resulting from any merger, share exchange, conversion or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or document or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate pursuant to Section 12 describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

(h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a Person organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in such state), in good standing which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an affiliate or direct or indirect wholly-owned Subsidiary of such Person or its wholly-owning parent. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

Section 23. Redemption. (a) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company, in its sole discretion, may establish.

(b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

(c) In the event the Company receives a Qualifying Offer and, by the end of the 60 Business Days following the commencement (or, if later, the first existence) of a Qualifying Offer, the Board of Directors has not redeemed the outstanding Rights or exempted such offer from the terms of the Agreement, the Qualifying Offer shall be deemed exempt from the application of this Agreement to such Qualifying Offer so long as it remains a Qualifying Offer, such exemption to be effective on the Close of Business on the 60th Business Day following the commencement (or, if later, the first existence) of a Qualifying Offer (the “Exemption Date”).

(d) From and after the Close of Business on the Exemption Date, the consummation of the Qualifying Offer shall not cause the offeror or its affiliates or associates to become an Acquiring Person, and the Rights shall immediately expire and have no further force and effect upon such consummation.

Section 24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

(b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

(d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Certain Events. (a) In case the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of the Preferred Shares or to make any other distribution to the holders of the Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any share exchange, consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such share exchange, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

(b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall, as soon as practicable thereafter, give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Cracker Barrel Old Country Store, Inc.

305 Hartmann Drive

Lebanon, TN 37087

Attention: Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: Relationship Manager

with a copy (which shall not constitute notice) to:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: General Counsel

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Tennessee and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 34. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:		CRACKER BARREL OLD COUNTRY STORE, INC.

By:	/s/ Michael J. Zylstra	By:	/s/ Lawrence E. Hyatt
Name:	Michael J. Zylstra	Name:	Lawrence E. Hyatt
Title:	Vice President, Secretary and General Counsel	Title:	Senior Vice President and Chief Financial Officer

Attest:		AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Paula Carpolli	By:	/s/ Alexandra Albrecht
Name:	Paula Carpolli	Name:	Alexandra Albrecht
Title:	Senior Vice President and Director, Relationship Management	Title:	Vice President

Exhibit A

ARTICLES OF AMENDMENT TO THE

AMENDED AND RESTATED CHARTER

of

CRACKER BARREL OLD COUNTRY STORE, INC.

(Pursuant to Section 48-20-102 of the

Tennessee Business Corporation Act)

In accordance with Sections 48-20-102 and 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Charter (the “Charter”):

1.	The name of this corporation is Cracker Barrel Old Country Store, Inc.

2.	Article 5 of the Charter is hereby amended, pursuant to the authority granted to the Board of Directors of this corporation by Section 5(c) of the Charter, by amending and restating subsection (f) to Article 5 of the Charter in its entirety to read as follows:

“(f) Series A Junior Participating Preferred Stock:

(i) Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series A Preferred Stock.

(ii) Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share, of the corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A

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Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this subsection immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

(iii) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other articles of amendment to this Charter creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

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(iv) Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in subsection 5(f)(ii) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the corporation shall not:

(1) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(2) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(4) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (A) of this subsection 5(f)(iv), purchase or otherwise acquire such shares at such time and in such manner.

(v) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, or in any other articles of amendment to this Charter creating a series of Preferred Stock or any similar stock or as otherwise required by law.

(vi) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up)to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time declare or pay any

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dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(vii) Consolidation, Merger, Etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(viii) No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

(ix) Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the corporation’s Preferred Stock.

(x) Amendment. Subsection 5(f) of this Charter shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.”

3. Except as amended by these Articles of Amendment, the Charter of the Corporation shall remain in full force and effect.

4. These Articles of Amendment were duly adopted by the Board of Directors of the Corporation on April 9, 2012, without shareholder approval as no such approval was required.

5. These Articles of Amendment to the Charter of the Corporation will be effective as of 8:00 a.m. Central Time on April 10, 2012.

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IN WITNESS WHEREOF, these Articles of Amendment are executed on behalf of the Corporation this 9th day of April, 2012.

CRACKER BARREL OLD COUNTRY STORE, INC.

By:

Name:

Title:

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Exhibit B

Form of Right Certificate

Certificate No. R-                                                                                                                                Rights

NOT EXERCISABLE AFTER APRIL 9, 2015 OR EARLIER IF

REDEMPTION, EXCHANGE OR TERMINATION OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE OR TERMINATION ON THE TERMS

SET FORTH IN THE AGREEMENT.

Right Certificate

Cracker Barrel Old Country Store, Inc.

This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Agreement, dated as of April 9, 2012 (the “Agreement”), between Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Agreement) and prior to 5:00 P.M., New York City time, on April 9, 2015 (or earlier under certain circumstances set forth in the Agreement) at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Shares”), at a purchase price of $200 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of                     , 20        , based on the Preferred Shares as constituted at such date. As provided in the Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company’s Common Stock, par value $0.01 per share.

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No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                     , 20    .

ATTEST:	CRACKER BARREL OLD COUNTRY
STORE, INC.

By
Name:	Name:
Title:	Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By

     Name:

     Title:

Form of Reverse Side of Right Certificate

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FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right,

title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Guaranteed:

Signatures must be guaranteed by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchange Medallion Program.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

Signature

Form of Reverse Side of Right Certificate—continued

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FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Right Certificate.)

To: CRACKER BARREL OLD COUNTRY STORE, INC.

The undersigned hereby irrevocably elects to exercise                                                                       Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security

or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated:

Signature

Signature Guaranteed:

Signatures must be guaranteed by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchange Medallion Program.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

Signature

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NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.

B-B-5

Exhibit C

SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES

Introduction

On April 9, 2012, the Board of Directors of our Company, Cracker Barrel Old Country Store, Inc., a Tennessee corporation, declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share. The dividend is payable on April 20, 2012 to the shareholders of record on April 20, 2012.

Our Board has adopted this Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 20% or more of our outstanding common stock without the approval of our Board. The Rights Agreement should not interfere with any merger or other business combination approved by our Board. It also does not apply to a fully financed cash offer for all the Company’s shares meeting the requirements that we describe below.

For those interested in the specific terms of the Rights Agreement as made between our Company and American Stock Transfer & Trust Company, LLC, as the Rights Agent, on April 9, 2012, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A dated April 10, 2012. A copy of the agreement is available free of charge from our Company.

The Rights. Our Board authorized the issuance of a Right with respect to each outstanding share of common stock on April 20, 2012. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights are evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock we issue after April 20, 2012 until the Distribution Date described below.

Exercise Price. Each Right will allow its holder to purchase from our Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (“Preferred Share”) for $200, once the Rights become exercisable. This portion of a Preferred Share will give the shareholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 20% or more of our outstanding common stock.

Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act — are treated as beneficial ownership of the number of shares of the company’s common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the company’s common stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Plan are excepted from such imputed beneficial ownership.

We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will

B-C-1

constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $200, purchase shares of our common stock with a market value of $400 based on the market price of the common stock prior to such acquisition.

•

Flip Over. If our Company is later acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for $200, purchase shares of the acquiring corporation with a market value of $400 based on the market price of the acquiring corporation’s stock, prior to such merger.

•

Notional Shares. Shares held by Affiliates and Associates of an Acquiring Person, and Notional Shares held by counterparties to a Derivatives Contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Preferred Share Provisions.

Each one one-hundredth of a Preferred Share, if issued:

•	will not be redeemable.

•	will entitle holders to quarterly dividend payments of $0.01 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

•	will entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

•	will have the same voting power as one share of common stock.

•	if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration. The Rights will expire no later than April 9, 2015, but will expire immediately following certification of the vote at the 2012 annual shareholders’ meeting if the rights plan is not approved by shareholders.

Redemption. Our Board may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Qualifying Offer Provision. The Rights would also not interfere with all-cash, fully financed tender offers for all shares of common stock that remain open for a minimum of 60 business days, are subject to a minimum condition of a majority of the outstanding shares and provide for a 20 business day “subsequent offering period” after consummation (such offers are referred to as “qualifying offers”). In the event the company receives a qualifying offer and the board of directors has not redeemed the Rights prior to the consummation of such offer, the consummation of the qualifying offer shall not cause the offeror or its affiliates or associates to become an Acquiring Person, and the Rights will immediately expire upon consummation of the qualifying offer.

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Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. Our Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the Rights.

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Directions to the Annual Meeting

Take I-40 West from Knoxville, Tennessee or I-40 East from Nashville, Tennessee.

Take the Hartmann Drive exit, Exit 236, and proceed North on Hartmann Drive.

Go North on Hartmann Drive approximately 2.6 miles.

Turn right at the traffic light into the Cracker Barrel campus.

Proceed as indicated by signs to the Operations Services Building 4.

PRELIMINARY COPY - SUBJECT TO COMPLETION

DATED SEPTEMBER 28, 2012

Cracker Barrel Old Country Store, Inc. 305 Hartmann Drive Lebanon, TN 37088-0787

proxy

Proxy Solicited by and on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Thursday, November 15, 2012.

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Sandra B. Cochran, [ ], and Michael J. Zylstra, and each of them, as proxies, with full power of substitution, to vote all shares that the shareholder(s) would be entitled to vote on all matters that may properly come before the Annual Meeting of Shareholders of Cracker Barrel Old Country Store, Inc. (the “Company”) to be held at the Company’s offices, located at 305 Hartmann Drive, Lebanon, Tennessee, on Thursday, November 15, 2012, at 10:00 a.m., Central Time. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified.

Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR all Board of Directors nominees in the election of directors; FOR the approval of the Company’s shareholder rights plan; FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers; FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year; and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting. James W. Bradford

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

[Please sign and date this Proxy.]

See reverse for voting instructions.

Cracker Barrel

Old Country Store, Inc.

305 Hartmann Drive

Lebanon, TN 37088-0787

COMPANY #

Vote by Internet, Telephone or Mail

INTERNET – www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

PHONE – 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Please detach here

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors Nominees:

01 Thomas H. Barr 05 Richard J. Dobkin 09 Coleman H. Peterson

02 James W. Bradford 06 Norman E. Johnson 10 Andrea M. Weiss

03 Sandra B. Cochran 07 William W. McCarten

04 Glenn A. Davenport 08 Martha M. Mitchell

For

All

Withhold

All

For All

Except

(Instructions: To withhold authority to vote for any individual nominee(s), mark

“For All Except” and write the number(s) of the nominee(s) on the line right.)

The Board of Directors recommends you vote FOR proposals 2., 3., 4. and 5.

2. To approve the company’s shareholder rights plan.

3. To approve, on an advisory basis, the compensation of the company’s named executive officers.

4. To ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the 2013 fiscal year.

5. Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)

For Against Abstain

Date

Signature(s) in Box

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.